As filed with the Securities and Exchange Commission on June 6, 1997
                                                      Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

Acceptance Insurance Companies Inc.                       Delaware                              31-074296
AICI Capital Trust                                        Delaware                          To Be Applied For
 (Exact name of Registrants as specified      (State or other jurisdiction of                (I.R.S. Employer
      in their respective charters             incorporation or organization)              Identification No.)
                                           222 S. 15th Street, Suite 600 North

                              Omaha, Nebraska 68102
                                 (402) 344-8800
               (Address, including zip code, and telephone number, including area code, of each Registrants principal executive offices)
                                 --------------
                                William J. Gerber
                                 Vice President
                       Acceptance Insurance Companies Inc.
                       222 S. 15th Street, Suite 600 North
                              Omaha, Nebraska 68102
                                 (402) 344-8800
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                     agent for service for each Registrant)

                                 --------------

                                   Copies to:


      Robert S. Rachofsky, Esq.                 Steven Kaplan, Esq.
       Lars Bang-Jensen, Esq.                     Arnold & Porter
LeBoeuf, Lamb, Greene & MacRae, L.L.P.         555 12th Street, N.W.
       125 West 55th Street                   Washington, D.C. 20004
     New York, New York 10019                   (202) 942-5998
         (212) 424-8000
                                 --------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or investment reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum
          Title of Each Class of                Amount to be       Offering Price        Aggregate Offering           Amount of
        Securities to be Registered             Registered(1)      per unit(2)(3)            Price(2)(3)         Registration Fee(2)
Debt Securities of Acceptance
   Insurance Companies Inc.................
------------------------------------------- -------------------- ------------------ ----------------------- -----------------------
Preferred Securities of AICI
    Capital Trust .........................
------------------------------------------- -------------------- ------------------ ----------------------- -----------------------
Guarantee of Preferred Securities of AICI
    Capital Trust by Acceptance Insurance
    Companies Inc.(4)......................
------------------------------------------- -------------------- ------------------ ----------------------- -----------------------
Total......................................      $74,750,000               100%                 $74,750,000               $22,652
=========================================== ==================== =================== ======================= =======================

(1) Such indeterminate number or amount of Debt Securities of Acceptance Insurance Companies Inc. and Preferred Securities of AICI Capital Trust as may from time to time be issued at indeterminate prices. Debt Securities of Acceptance Insurance Companies Inc. may be issued and sold to AICI Capital Trust, in which event such Debt Securities may later be distributed to the holders of Preferred Securities of AICI Capital Trust upon its dissolution and the distribution of the assets thereof. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate offering price of the Debt Securities, and Preferred Securities registered hereby will not exceed $65,000,000.

(3)  Exclusive of accrued interest and distributions, if any.

(4) Includes back-up undertakings, consisting of obligations of Acceptance Insurance Companies Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses and debts of AICI Capital Trust. No separate consideration will be received for the Guarantee or any back-up undertakings.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                     SUBJECT TO COMPLETION, DATED JUNE 6, 1997

                                   PROSPECTUS

                                   $65,000,000

                               AICI Capital Trust
                             % Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)
          fully and unconditionally guaranteed, as described herein, by
                       Acceptance Insurance Companies Inc.

      The Preferred Securities offered hereby represent preferred undivided beneficial interests in the assets of AICI Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), will be the holder of all of the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in % Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures", and together with the Trust Securities, the "Securities") to be issued by the Company. The Junior Subordinated Debentures will mature on , 2027, which date may be shortened (such date, as it may be shortened, the "Stated Maturity") to a date not earlier than , 2002, if certain conditions are met (such shortening of the maturity date, the "Maturity Adjustment"). The Preferred Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Preferred Securities--Subordination of Common Securities."
                            (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 HEREOF FOR CERTAIN INFORMATION THAT SHOULD BE CAREFULLY CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PREFERRED SECURITIES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                               Price to                 Underwriting              Proceeds to
                                                               Public(1)                Discount(2)           Issuer Trust(3)(4)
  Per Preferred Security                                        $25.00                      (4)                     $25.00
  Total(5)                                                    $65,000,000                   (4)                   $65,000,000
===================================================== =========================  ========================  =======================

  (1)   Plus accrued Distributions, if any, from                        , 1997.

  (2) The Company and the Issuer Trust have each agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933. See "Underwriting."

  (3)   Before deduction of expenses payable by the Company estimated at $ .

  (4) In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters, as compensation for arranging the investment therein of such proceeds, $ per Preferred Security (or $ in the aggregate). See "Underwriting."

  (5) The Company has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $9,750,000 aggregate liquidation amount of the Preferred Securities on the same terms as set forth above, solely to cover over-allotments, if any. If such over allotment option is exercised in full, the total Price to Public and Proceeds to Issuer Trust will
        be        and        , respectively. See "Underwriting."

        The Preferred Securities are offered by the Underwriters subject to receipt and acceptance by them, prior sale and the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Preferred Securities will be made in book-entry form through the book-entry facilities of The Depository Trust Company on or about , 1997, against payment therefor in immediately available funds.

                                  ADVEST, INC.

                   The date of this Prospectus is June , 1997


Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.



                                                  (cover page continued)

      The Preferred Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary ("DTC"). Beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Preferred Securities," Preferred Securities in definitive form will not be issued and owners of beneficial interests in the global securities will not be considered holders of the Preferred Securities. Application will be made to include the Preferred Securities on the New York Stock Exchange. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds.

       Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions accumulating from____, 1997 and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing ____, 1997, at the annual rate of % of the Liquidation Amount of $25 per Preferred Security ("Distributions"). The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of % per annum, compounded quarterly, and holders of Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- US Holders -- Interest Income and Original Issue Discount."

      The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities as described below. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of the Company under the Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures --Subordination") of the Company.

      The Preferred Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or, at the option of the Company, their earlier redemption in whole upon the occurrence of a Tax Event (as defined herein) and (ii) in whole or in part at any time on or after , 2002 contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after , 2002, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Redemption.

      The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

      In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $25 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Preferred Securities-Liquidation Distribution Upon Dissolution."

       The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures--Subordination."

       Prospective purchasers must carefully consider the information set forth under "Certain ERISA Considerations."

                             ----------------------

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTTING SHARES OF THE PREFERRED SECURITIES AND BIDDING FOR AND PURCHASING SUCH SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING." SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

       FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.


                           FORWARD LOOKING STATEMENTS

       This Prospectus contains and incorporates by reference certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (ii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (iii) failure to develop multiple distribution channels in order to obtain new customers or failure to retain existing customers; (iv) inability to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market; (v) loss of key executives; (vi) changes in interest rates causing a reduction of investment income; (vii) general economic and business conditions which are less favorable than expected; and
(viii) unanticipated changes in industry trends. See "Risk Factors."


                               PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and the notes thereto, contained elsewhere or incorporated by reference in this Prospectus. Unless otherwise indicated, information contained in this Prospectus is based on the assumption that the Underwriters (as defined herein) will not exercise their over-allotment option.

                                   THE COMPANY


     Acceptance Insurance Companies Inc. ("Acceptance" or the "Company") is engaged in the property and casualty insurance business concentrating on writing specialty coverages not generally emphasized by standard insurance carriers. The Company's principal insurance segments are (i) General Agency, which includes specialty automobile, excess and surplus lines liability and substandard property, and complex general liability, including products and professional liability coverages, distributed through general agents; (ii) Crop Insurance, which includes Multi-Peril Crop Insurance ("MPCI") and crop hail insurance;
(iii) Program, which includes, transportation risks, focused workers' compensation, standard property and casualty coverages for the rural market, temporary help agencies, greyhound race tracks, condominiums, fine arts risks, auto daily rental and other focused insurance programs written primarily through agents specializing in such coverage; and (iv) Non-Standard Automobile, which provides coverages for private passenger automobiles and is written principally in the southwestern United States.

      The Company's total revenues and net income were $381.4 million and $30.3 million, respectively, for the year ended December 31, 1996 and were $78.9 million and $3.9 million, respectively, for the three months ended March 31, 1997. As of March 31, 1997, the Company had $848.6 million of total assets and $211.1 million of total equity.

      The Company's strategy is to seek opportunities in the property and casualty insurance market where it believes it can achieve profitable results. The Company continually takes advantage of capacity shortages or other dislocations in the market and develops those opportunities by attracting and supporting underwriters and other managers with proven expertise in a particular segment of the insurance industry. Acceptance's strategy has resulted in a diversified mix of insurance businesses, among which the Company's capital is allocated based on management's view as to where the best underwriting opportunities exist at any time. The Company seeks to limit its exposure to large losses by implementing strict underwriting standards and reinsurance programs tailored to the needs of its business lines.

      During the last five years, the Company has expanded its business both through internal growth and through acquisitions. The Company's most significant acquisition during this period was its purchase in July 1993 of The Redland Group, Inc. ("Redland"), a leading writer of MPCI, crop hail and other named peril crop insurance. MPCI is a federally-subsidized insurance program which is designed to provide farmers who suffer an insured crop loss due to the weather or other natural perils with the funds needed to continue operating and plant crops for the next growing season. For the year ended December 31, 1996, the Company wrote approximately $248.3 million in MPCI Premiums (as defined herein). Based on premium information compiled in 1996 by the Federal Crop Insurance Corporation ("FCIC") and National Crop Insurance Services, Inc., the Company believes that it is the fourth largest writer of MPCI business in the United States with an approximate 15% share of the market.

      The Company believes that recent changes in the law have encouraged more farmers to participate in the MPCI program which has led to an increase in the number of farm acres insured, which in turn, has led to growth in the national MPCI market. The Company's MPCI Premiums increased approximately $65.0 million, or 35.5%, to $248.3 million in 1996 from $183.3 million in 1995. For further information about the Company's MPCI business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General" and "Risk Factors -- Risk Factors Relating to the Company."

      The Company's objective is to write business on both an admitted and a non-admitted basis in each state in which it operates. The Company believes that this ability is a competitive advantage since certain lines of speciality insurance can be written more effectively on a non-admitted, or excess and surplus lines, basis. The Company's insurance subsidiaries write business in 47 states, the District of Columbia, Puerto Rico and the Virgin Islands, with 66.7% of direct premiums written during the year ended December 31, 1996 on an admitted basis and 33.3% written on a non-admitted basis.

       Each of the Company's insurance subsidiaries are rated A- (Excellent) by A.M. Best Company, Inc. ("A.M. Best"), with the exception of American Growers Insurance Company ("American Growers"), to which A.M. Best rating system does not apply. A.M. Best bases its ratings upon factors that concern policyholders and agents and not upon factors concerning investor protection.

       The Company's principal executive offices are located at 222 South 15th Street, Suite 600 North, Omaha, Nebraska 68102, and its telephone number is
(402) 344-8800.

                               AICI CAPITAL TRUST

      The Issuer Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement, dated as of June 5, 1997 executed by the Company, as Depositor, and Bankers Trust (Delaware), as Delaware Trustee, and
(ii) the filing of a Certificate of Trust with the Delaware Secretary of State on June 5, 1997. Such initial trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement"), as of the date the Preferred Securities are initially issued. Two individuals will be selected by the holder of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as Administrators. The Issuer Trust's business and affairs are conducted by its Property Trustee, Delaware Trustee, and two Administrators. The Issuer Trust exists for the exclusive purposes of
(i) issuing and selling the Preferred Securities and Common Securities, (ii) using the proceeds from the sale of Preferred Securities and Common Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Preferred Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust and payments under the Junior Subordinated Debentures will be the sole revenue of the Issuer Trust. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuance of an Event of Default (as defined herein) under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will acquire Common Securities representing an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Issuer Trust is 222 South 15th Street, Suite 600 North, Omaha, Nebraska 68102, and its telephone number is (402) 344-8800.

                                  THE OFFERING


Securities Offered..The $65,000,000 aggregate liquidation  amount of Preferred
                    Securities offered hereby represents preferred undivided beneficial interests in the Issuer Trust's assets, which will consist solely of the Junior Subordinated Debentures. The Trust has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $9,750,000 aggregate liquidation amount of Preferred Securities at the offering price, solely to cover over-allotments, if any.


Offering Price......$25 per Preferred  Security  (Liquidation  Amount $25), plus accumulated Distributions, if any, from , 1997.


Distributions.......Distributions  payable on each  Preferred  Security  will be fixed at a rate per annum of % of the stated liquidation amount per Preferred Security, will be cumulative, will accrue from , 1997, the date of issuance of the Preferred Securities, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing , 1997. See "Description of Preferred Securities -- Distributions."

Junior Subordinated
Debentures..........The Issuer Trust will invest the proceeds from the issuance of the Preferred Securities and Common Securities in an equivalent amount of % Junior Subordinated Debentures of the Company. The Junior Subordinated Debentures will mature on , 2027, subject to the Maturity Adjustment (as defined herein). The Junior Subordinated Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company to the
                    extent   and  in  the   manner  set  forth  in  the  Junior
                    Subordinated Indenture. In addition, the Company's obligations under the Junior Subordinated Debentures will be structurally subordinated to all existing and future liabilities and obligations of its subsidiaries.

Guarantee.......... Under the terms of the Guarantee, the Company has guaranteed the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust described herein. The Company and the Issuer Trust believe that the obligations of the Company under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture taken together, fully, irrevocably and unconditionally guarantee all of the Issuer Trust's obligations relating to the Preferred Securities. The obligations of the Company under the Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Indebtedness. See "Description of Guarantee."

Right to Defer
  Interest..........So long as no Debenture Event of Default has occurred and is continuing, the Company has the right, at any time, to defer payments of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters; provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of the Company's extension of the interest payment period, quarterly Distributions on the Preferred Securities will be deferred (though such Distribution would continue to accrue with interest thereon compounded quarterly, since interest will continue to accrue and compound on the Junior Subordinated Debentures during any such Extension Period). During an Extension Period, the Company will be prohibited, subject to certain exceptions described herein, from declaring or paying any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

                    Should an Extension Period occur, Preferred Security holders will continue to include interest income (and de minimis original issue discount, if any) for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- US Holders -- Interest Income and Original Issue Discount."

Redemption..........The Preferred Securities are subject to mandatory redemption
                    (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by the Company of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event and (iii) in whole or in part at any time on or after , , 2002, contemporaneously with the optional redemption by the Company of the Junior Subordinated
                    Debentures  in  whole  or in  part,  in  each  case  at  the applicable Redemption Price (as defined herein). See "Description of Preferred Securities -- Redemption."

Liquidation of
  the Issuer Trust..The  Company,  as holder of the Common  Securities,  has the right at any time to dissolve the Issuer Trust and cause the Junior Subordinated Debentures to be distributed to holders of Preferred Securities in liquidation of the Issuer Trust. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."


Voting Rights.......Generally, the holders of the Preferred Securities will have limited voting rights. See "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement" and " Risk Factors -- Risk Factors Relating to the Offering -- Limited Voting Rights."

Use of  Proceeds....The  proceeds  from  the  sale of the  Preferred  Securities offered hereby will be used by the Issuer Trust to purchase the Junior Subordinated Debentures issued by the Company. The proceeds received by the Company from the sale of the Junior Subordinated Debentures will be used primarily to pay-down the existing bank debt which is currently approximately $69,000,000 in principal amount. The remaining proceeds will be used for general corporate purposes. See "Use of Proceeds."

ERISA Considerations.Prospective  purchasers  must  carefully   consider   the
                    information set forth under "Certain ERISA Considerations."

Symbol..............Application  will be made to have the  Preferred  Securities approved for quotation on the New York Stock Exchange under the symbol " ."


                                  RISK FACTORS

         Prospective investors should carefully consider the matters set forth under "Risk Factors," beginning on page 10.


                      SELECTED CONSOLIDATED FINANCIAL DATA

       The following table sets forth certain selected consolidated financial data and should be read in conjunction with, and is qualified in its entirety by, the Consolidated Financial Statements and the notes thereto incorporated by reference in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein. This selected consolidated financial data has been derived from the audited Consolidated Financial Statements of the Company and its subsidiaries.


                                             At or for the Three
                                                 Months Ended
                                                    March 31,                       Years Ended December 31,
                                                    --------                        -----------------------

                                               1997       1996        1996       1995        1994       1993        1992
                                               ----       ----        ----       ----        ----       ----        ----
                                                                       (In thousands, except per share data and ratios)
Income Statement Data:
  Insurance Revenues:

    Gross premiums written                    $125,345    $123,729   $651,060    $537,349   $447,483    $256,042    $152,091
                                              ========    ========   ========    ========   ========    ========    ========
    Net premiums written                        71,315      70,834   $366,949    $286,183   $229,176    $137,505     $84,085
                                              ========    ========   ========    ========   ========    ========    ========
    Net premiums earned                         71,062      67,504   $348,653    $271,584   $202,659    $128,082     $79,164
    Net investment income                        6,347       6,285     25,677      19,851     12,864      10,467       8,220
    Net realized capital gains                   1,311       1,181      5,206       2,531        554       2,250       1,046
    Agency income                                   --         629      1,035       2,863      3,629       4,119       3,992
                                              --------    --------   --------    --------   --------    --------    --------
      Insurance revenues                        78,720      75,599    380,571     296,829    219,706     144,918      92,422
  Non-insurance revenues                           173         179        824         976        412         377       2,610
                                              --------    --------   --------    --------   --------    --------    --------
Total revenues                                  78,893      75,778    381,395     297,805    220,118     145,295      95,032

Insurance expenses:
    Losses and loss adjustment expenses         49,807      45,883    243,257     212,337    142,951      92,805      60,025
    Underwriting and other expenses             22,044      21,274     95,803      72,602     52,627      36,905      23,523
    Agency expenses                                 --         531      1,024       2,596      3,180       3,794       3,736
                                              --------    --------   --------    --------   --------    --------    --------
      Insurance expenses                        71,851      67,688    340,084     287,535    198,758     133,504      87,284
Non-insurance expenses                             524         535      2,015       2,165      1,684       1,225       3,107
                                              --------    --------   --------     -------    -------     -------     -------
Total expenses                                  72,375      68,223    342,099     289,700    200,442     134,729      90,391
                                              --------    --------   --------     -------    -------     -------     -------
Operating profit                                 6,518       7,555     39,296       8,105     19,676      10,566       4,641

Other income (expense):
    Interest expense                            (1,157)     (1,253)    (4,896)     (2,591)    (1,693)     (2,235)     (4,428)
    Other income (expense), net                    (38)         (6)      (910)       (171)      (271)       (340)       (823)
                                              --------    --------   --------     -------    -------     -------     -------
    Income (loss) from continuing
      operations before income taxes
      and minority interest                      5,323       6,296     33,490       5,343     17,712       7,991        (610)

Provision (benefit) for income taxes(4)          1,409       1,818      3,210       1,188     (3,443)        167          --

Minority interests in net income (loss) of
  consolidated subsidiaries                         --          --         --          --         80         238         216
                                               -------    --------   --------     -------    -------     -------     -------
Net income (loss) from continuing                3,914       4,478    $30,280      $4,155    $21,075      $7,586      $(826)
  operations
                                               =======    ========   ========     =======    =======     =======     =======

Net income (loss) from continuing
  operations per share:
   -Primary                                     $  .26     $  .30       $2.00        $.28      $1.71       $0.86     $(0.24)
   -Fully diluted                                  .25        .29        1.96         .27       1.68        0.85      (0.24)

GAAP Ratios:
    Loss ratio                                   70.1%      68.0%       69.8%       78.2%      70.5%       72.5%       75.8%
    Expense ratio                                31.0%      31.5%       27.5%       26.7%      26.0%       28.8%       29.7%
                                               --------    -------    -------     -------    -------     -------    --------
    Combined loss and expense ratio             101.1%      99.5%       97.3%      104.9%      96.5%      101.3%      105.5%
                                               ========    =======    =======     ========   =======     =======    ========

Balance Sheet Data:
    Investments                               $432,253    $385,002   $405,926    $368,001   $264,743    $187,986    $124,311
    Total assets                               848,617     734,500    884,380     781,034    543,087     409,385     257,734
    Loss and loss adjustment
      expense reserves                         380,529     324,998    432,173     369,244    221,325     211,600     127,666
    Unearned premiums                          145,700     130,653    140,217     124,122     97,170      60,114      41,709
    Borrowings and term debt                    69,000      69,000     69,000      69,000     29,000      18,951      33,567
    Stockholders' equity                       211,062     178,943    207,820     177,787    159,754      95,717      34,523

Other Data:
    Statutory Surplus of Insurance
    Companies(5)                               194,632     172,425    191,455     169,628    126,272      73,910      34,527

Ratio, of Earnings to Fixed Charges               4.48        5.03       6.63        2.52       8.07        4.07        1.07


------------------

(1) For a discussion of the accounting treatment of the Company's MPCI business, the results of which are included beginning July 1, 1993, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General."
(2) Net income was reduced in 1995 by the increase in loss reserves in the amount of approximately $22.3 million for 1994 and prior year losses primarily in the commercial auto liability and general liability and commercial multi-peril lines of insurance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Year Ended December 31, 1995 Compared to Year Ended December 31, 1994."
(3) Net Income was reduced in 1992 by the increase in loss reserves for prior year losses in the amount of approximately $2.1 million on two lines of insurance and $1.7 million of incurred losses relating to two hurricanes.
(4) Results for 1994 and 1993 reflect the utilization of tax loss carryforwards and other temporary differences resulting from prior non-insurance operations.
(5) Statutory data has been derived from the separate financial statements of the Insurance Companies prepared in accordance with SAP.

                                  RISK FACTORS


         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Preferred Securities offered by this Prospectus. Certain statements in this Prospectus and documents incorporated herein by reference are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in Section 27A(i)(1) of the Securities Act, the risk factors set forth below are cautionary statements identifying important factors that could cause results to differ materially from those in the forward-looking statement.


RISK FACTORS RELATING TO THE OFFERING

Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures

         The  obligations  of the  Company  under  the  Guarantee  issued by the
Company for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company (as defined herein). As of March 31, 1997, the Senior Indebtedness of the Company aggregated approximately $69.0 million. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See"Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- Subordination."

         The ability of the Issuer Trust to pay amounts due on the Preferred Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

Option to Extend Interest Payment Period; Tax Consequences

         So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time with respect to the Junior Subordinated Debentures (a "Debenture Event of Default") for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period." As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon during any Extension Period at the rate of % per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional disbursements payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest of or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisition of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or purchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election to begin an Extension Period at least one Business Day (as defined herein) prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee (as defined herein) is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Preferred Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period"

         Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount ("OID")) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust, which will include a holder's pro rata share of both the stated interest and de minimus OID, if any, on the Junior Subordinated Debentures. As a result, a holder of Preferred Securities will include such OID in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences --US Holders -- Interest Income and Original Issue Discount" and " -- Sales of Preferred Securities."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of his, her or its Preferred Securities during an Extension Period, therefore, might not receive the same return on his, her or its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original interest discount or interest accrues that are not subject to such deferrals.

Tax Event Redemption

         Upon the occurrence and during the continuation of a Tax Event (as defined herein) the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event and thereby cause a mandatory redemption of the Preferred Securities. Any such redemption shall be at a price equal to the liquidation amount of the Preferred Securities, together with accumulated Distributions to but excluding the date fixed for redemption. See "Description of Junior Subordinated Debentures --Redemption" and "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         See "-- Possible Tax Law Changes Affecting the Preferred Securities" and "Certain Federal Income Tax Consequences -- Proposed Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities prior to , 2002.

Exchange of Preferred Securities for Junior Subordinated Debentures

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer Trust. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Preferred Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences -- US Holders -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust."

Rights Under the Guarantee

         Bankers Trust Company will act as the trustee (the "Trustee" or the "Guarantee Trustee") under the Guarantee and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Bankers Trust Company will also act as the debenture trustee (the "Debenture Trustee") for the Junior Subordinated Debentures and as property trustee (the "Property Trustee") under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at the payment date, (ii) the Redemption Price (as defined herein) with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary of involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount (as defined herein) and all accumulated and unpaid Distributions required to be paid on the Preferred Securities to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under "-- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee -- Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

         If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior
Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities" and "-- Debenture Events of Default," and "Description of Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

Limited Voting Rights

         Holders of Preferred Securities will have limited voting rights relating generally to the modification of the Preferred Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Preferred Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Preferred Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes. See "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees; Appointment of Successors," and "Description of Guarantee -- Amendments and Assignment."

 Absence of Market

         The Preferred Securities are a new issue of securities with no established trading market. Application will be made to list the Preferred Securities on the New York Stock Exchange. The Company and the Issuer Trust have been advised by Advest, Inc. that it intends to make a market in the Preferred Securities. However, Advest, Inc. is not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of Advest, Inc. Moreover, there can be no assurance of a second market maker for the Preferred Securities. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.

Market Prices

         There can be no assurance as to the market prices for Preferred Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Preferred Securities or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated
Debentures   contained   herein.   See   "Description  of  Junior   Subordinated
Debentures."

Proposed Tax Law Changes

         On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. One of the tax proposals therein (the "Tax Proposal") would generally deny corporate issuers a deduction for interest related to certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder of some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. As currently drafted, the Tax Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action which could occur prior to the issuance of the Junior Subordinated Debentures. It is possible that the Tax Proposal as enacted into law may contain transition rules for transactions which are currently underway, such as transactions involving the offering of securities with respect to which a filing with the Securities and Exchange Commission has been made. If the Tax Proposal is enacted into law with such a transition rule, the Tax Proposal would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the Tax Proposal, if enacted, will be enacted as currently drafted or will include such a transitional rule or that other legislation enacted after the date hereof will not adversely affect the tax treatment of the Junior Subordinated Debentures or cause a Tax Event, resulting in the distribution of the Junior Subordinated Debentures to holders of Preferred Securities. See "Description of Preferred Securities -- Redemption." Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities before , 2002. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities --Redemption." See also "Certain Federal Income Tax Consequences -- Proposed Tax Law Changes." Under current law, the Company will be able to deduct interest on the Junior Subordinated Debentures.


RISK FACTORS RELATING TO THE COMPANY

Nature of Business; Competition

         Insurers compete based on a number of factors, including pricing and other terms, service provided to agents and policyholders, and ratings. Since the last half of the 1980's, there has been severe competition in pricing and terms of coverage in the property and casualty insurance industry, resulting in underwriting losses for the industry. The Company continues to experience pricing competition in certain segments of its business as the conditions of a "soft market cycle" (a period of heightened price competition and impaired underwriting performance) continue in the industry as a whole. In addition, many of the Company's competitors have substantially greater financial and other resources, and some offer a broader variety of coverages than those offered by the Company. The continuation of soft market conditions for many property and casualty lines may result in additional competitors seeking to write business in certain of the Company's specialized lines.

         The Company's results also may be influenced by factors affecting the insurance industry generally and which are largely beyond the Company's control. Such factors include: (a) weather-related and other catastrophes; (b) taxation and regulatory reform at both the federal and state levels; (c) changes in industry standards regarding rating and policy forms; (d) changes in judicial attitudes toward liability claims; (e) the cyclical nature of pricing in the industry; and (f) changes in the rate of inflation, interest rates and general economic conditions.

         Property and casualty insurance is a capital intensive business. The Company must maintain minimum levels of surplus in Acceptance Insurance Company ("Acceptance Insurance"), Acceptance Indemnity Insurance Company ("Acceptance Indemnity"), Acceptance Casualty Insurance Company ("Acceptance Casualty"), American Growers, Phoenix Indemnity Insurance Company ("Phoenix Indemnity"), and Redland Insurance Company ("Redland Insurance," and together with Acceptance Insurance, Acceptance Indemnity, Acceptance Casualty, American Growers and Phoenix Indemnity, referred to as the "Insurance Companies"), in order to continue to write business and at the same time meet the standards established by state insurance regulatory authorities and insurance rating bureaus. Without additional capital, the Company could be required to curtail growth or even to reduce its volume of premium writings in order to satisfy state regulations or to maintain its current A- (excellent) rating from A.M. Best.

         The Company's history is one of continuing premium growth as a result both of acquisitions and other equity investments and of internal growth, and it intends to continue to pursue additional opportunities in the insurance business. Such growth requires capital, and as a result the Company may seek additional debt or equity financing in the future, the amounts of which may be significant. There can be no assurance that the Insurance Companies will have access to sufficient capital in future periods to continue their growth and also satisfy the capital requirements of rating agencies and regulators. Such growth has also involved and may continue to involve entering new lines of insurance in which the Company has limited prior operating experience. Although the Company follows the practice of hiring experienced personnel to manage its new lines of business, there can be no assurance that it will be successful in writing such new lines.

Crop Program Considerations

         As a result of the acquisition of Redland in July 1993, the Company became significantly involved in crop insurance programs, including the federal MPCI program and the crop hail business. The Company's operating results from its crop insurance program can vary substantially from period to period as a result of various factors, including timing and severity of losses from storms, droughts, floods, freezes and other natural perils and crop production cycles. Therefore, the results for any quarter or year are not necessarily indicative of results for any future period. The underwriting results of the crop insurance business primarily are recognized in the third and fourth quarter of the year.

         The Company expects that for the foreseeable future a material amount of its crop insurance business will continue to be derived from MPCI business. MPCI is a federally subsidized farm price support program designed to encourage farmers to share, through premium payments, in the federal government's price support programs. MPCI provides farmers with yield coverage for crop damage from substantially all natural perils. Crop Revenue Coverage ("CRC") is an extension of the MPCI program which provides farmers with protection from revenue loss caused by changes in crop prices, low yields, or a combination of the two. As used herein, the term MPCI includes CRC, unless the context indicates otherwise. As such, legislative or other changes affecting the MPCI program could impact the Company's business prospects. The MPCI program has historically been subject to modification since its establishment in 1980, and some of these modifications have been significant. No assurance can be given that future changes will not significantly affect the MPCI program and the Company's crop insurance business.

     In October 1994, Congress expanded the MPCI program by enacting the Reform Act. The Reform Act reduced the expense reimbursement rate payable to the Company for its costs of servicing MPCI policies that exceed the minimum available level of MPCI ("CAT Coverage") (such policies, "Buy-up Coverage") for the 1997, 1998 and 1999 crop years to 29%, 28% and 27.5%, respectively, of the MPCI Premium services, a decrease from the 31% level established for the 1994, 1995 and 1996 crop years. CRC policies, which generaly have a minimum 20% higher premium base, will receive a 25% expense reimbursement rate in 1997. Although the Reform Act directs the FCIC to alter program procedures and administrative requirements so that the administrative and operating costs of private insurance companies participating in the MPCI program will be reduced in an amount that corresponds to the reduction in the expense reimbursement rate, there can be no assurance that the Company's actual costs will not exceed the reimbursement rate.

        The Company is currently negotiating the 1998 Contract with the FCIC. The current government proposal is to reduce the MRCI expense reimbursement to 24.5% and reduce the profit sharing arrangement. The negotiations are ongoing and the ultimate result cannot be determined at this time. There can be no assurance that the Company negotiates terms for the 1998 Contract which are favorable to the Company.

         The Reform Act also directs the FCIC to establish adequate premiums for all MPCI coverages at such rates as the FCIC determines are actuarially sufficient to attain a targeted loss ratio. Since 1980, the average MPCI loss ratio has exceeded this target ratio. There can be no assurance that the FCIC will not increase rates to farmers in order to achieve the targeted loss ratio in a manner that could adversely affect participation by farmers in the MPCI program above the CAT Coverage level.

         The 1996 Reform Act provides that MPCI coverage is not required for federal farm program benefits if producers sign a written waiver that waives eligibility for emergency crop loss assistance. The 1996 Reform Act also provides that, effective for the 1997 crop year, the Secretary of Agriculture may continue to offer CAT Coverage through USDA offices if the Secretary determines that the number of approved insurance providers operating in a state is insufficient to adequately provide catastrophic risk protection coverage to producers. There can be no assurance as to the ultimate effect which the 1996 Reform Act may have on the business or operations of the Company.

         Total MPCI Premium for each farmer depends upon the type of crops grown, acreage planted and other factors determined by the FCIC. Each year, the FCIC sets, by crop, the maximum per unit commodity price ("Price Election") to be used in computing MPCI Premiums. Any reduction of the Price Election by the FCIC will reduce the MPCI Premium charged per policy, and accordingly will adversely impact MPCI Premium volume.

         The Company's crop insurance business is also affected by market conditions in the agricultural industry which vary depending on such factors as federal legislation and administration policies, foreign country policies relating to agricultural products and producers, demand for agricultural products, weather, natural disasters, technological advances in agricultural practices, international agricultural markets and general economic conditions both in the United States and abroad. For example, the number of MPCI Buy-up Coverage policies written has historically tended to increase after a year in which a major natural disaster adversely affecting crops occurs, and to decrease following a year in which favorable weather conditions prevail.

Loss Reserves

         The reserves for losses and loss adjustment expenses ("LAE") established by the Company are estimates of amounts needed to pay reported and unreported claims and related LAE based on facts and circumstances then known. Reserves are based on estimates of trends in claims severity, judicial theories of liability and other factors.

         The Company underwrites both property and casualty coverages in a number of specialty areas of business which may involve greater risks than standard property and casualty lines, including the risks associated with the absence of a long-term, reliable historical claims experience. These risk components may make more difficult the task of estimating reserves for losses, and cause the Company's underwriting results to fluctuate.

         The establishment of appropriate reserves is an inherently uncertain process, and it has been necessary, and over time may continue to be necessary, to revise estimated loss reserve liabilities. Adverse loss experience for 1994 and prior years resulted in a strengthening of loss reserves for the year ended December 31, 1995, in the amount of $22.3 million. There can be no assurance that the ultimate liability will not materially exceed the Company's loss and LAE reserves and have a material adverse effect on the Company's results of operations and financial condition in the future. Due to the inherent uncertainty of estimating reserves, it has been necessary, and may over time continue to be necessary, to revise estimated liabilities as reflected in the Company's loss and LAE reserves. Conditions and trends that have affected the development of loss reserves in the past may not necessarily occur in the future. Accordingly, it is not appropriate to extrapolate redundancies or deficiencies based on historical information. See "Business -- Loss and Loss Adjustment Expense Reserves."

Reinsurance

         In order to reduce risk and to increase its underwriting capacity, the Company purchases reinsurance. Reinsurance does not relieve the Company of liability to its insureds for the risks ceded to reinsurers. As such, the Company is subject to credit risk with respect to the risks ceded to reinsurers. Although the Company places its reinsurance with reinsurers it believes to be financially stable, a significant reinsurer's insolvency or inability to make payments under the terms of a reinsurance treaty could have a material adverse effect on the Company.

         The amount and cost of reinsurance available to companies writing property and casualty insurance are subject, in large part, to prevailing market conditions beyond the control of such companies. The Company's ability to provide insurance at competitive premium rates and coverage limits on a continuing basis depends upon its ability to obtain adequate reinsurance in amounts and at rates that will not adversely affect its competitive position.

         Due to continuing market uncertainties regarding reinsurance capacity, no assurances can be given as to the Company's ability to maintain its current reinsurance facilities, which generally are subject to annual renewal. If the
Company is unable to renew such facilities upon their expiration and is unwilling to bear the associated increase in net exposures, the Company may need to reduce the levels of its underwriting commitments. See "Business --Reinsurance."

Investments

     The Company's results of operations depend in part on the performance of its invested assets. The Company's investment portfolio primarily consists of fixed maturity securities, which principally include U.S. government obligations, mortgage-backed securities (including collateralized mortgage obligations ("CMOs")), obligations of states and political subdivisions and investment grade, publicly traded corporate debt securities. At March 31, 1997, 68% of the Company's investment portfolio was invested in fixed maturity securities, including mortgage-backed securities which constituted approximately 12% of the Company's investment portfolio at such date. Certain risks are inherent in connection with fixed maturity securities, including loss upon default and price volatility in reaction to changes in interest rates and general market factors. Certain additional risks are inherent with mortgage-backed securities, including, among others, risks associated with reinvestment of proceeds due to prepayments of such obligations in a period of declining interest rates and risks associated with a decline in market value due to longer durations from slower prepayments of such obligations in a period of rising interest rates. Certain of the Company's mortgage-backed securities may be relatively illiquid under current market conditions, which may affect the accuracy of quoted market prices or other estimates of value for such securities, although management believes that the Company has sufficient liquidity in the remainder of its investment portfolio to avoid being required to sell such securities under current market conditions. See "Business -- Investments."

Regulation

         The Company's admitted insurance business is subject to comprehensive, detailed regulation throughout the United States, under statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. The primary purpose of such regulations and supervision is the protection of policyholders and claimants rather than stockholders or other investors. Depending on whether the insurance company is domiciled in the state and whether it is an admitted or non-admitted insurer, such authority may extend to such things as (i) periodic reporting of the insurer's financial condition;
(ii) periodic financial  examination;  (iii) approval of rates and policy forms;
(iv) loss reserve adequacy; (v) insurer solvency; (vi) the licensing of insurers and their agents; (vii) restrictions on the payment of dividends and other distributions; (viii) approval of changes in control; and (ix) the type and amount of permitted investments.

         The Company also is subject to laws governing insurance holding companies in Nebraska, Iowa, Arizona and Texas, where the Insurance Companies are domiciled. These laws, among other things, require the Company to file periodic information with state regulatory authorities including information concerning its capital structure, ownership, financial condition and general business operations; regulate certain transactions between the Company, its affiliates and the Insurance Companies, including the amount of dividends and other distributions and the terms of surplus notes; and restrict the ability of any one person to acquire certain levels of the Company's voting securities (generally 10%) without prior regulatory approval.

         Insurance regulatory agencies and the National Association of Insurance Commissioners ("NAIC") reexamine from time to time existing laws and regulations and their application to insurance companies. There can be no assurance that existing insurance-related laws and regulations will not become more restrictive in the future or that laws and regulations enacted in the future at the state or federal level will not be more restrictive. For further information as to regulatory issues affecting the Insurance Companies. See "Business -- Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

Holding Company Structure; Dividends and Other Restrictions

         The Company is an insurance holding company with assets consisting primarily of the capital stock of its subsidiaries, two surplus notes issued by Acceptance Insurance and investment assets held at the holding company level. Following the Offering, the ability of the Company to make interest payments on the Junior Subordinated Debentures will be dependent upon the receipt of dividends or other distributions from the subsidiaries of the Company, interest payments on the surplus notes, tax sharing payments from its subsidiaries and net investment income from, and proceeds from the sale of, holding company investments. Dividends from the Insurance Companies are regulated by the regulatory authorities of the states in which each subsidiary is domiciled. The laws of such states generally restrict dividends from insurance companies to parent companies to certain statutorily approved limits. In 1997, the statutory limitation on dividends from insurance company subsidiaries to the parent without further insurance departmental approval is approximately $10.4 million, none of which has been paid. Although the Company believes that amounts required for it to meet its financial and operating obligations will be available, there can be no assurance in this regard. For further information about the Company's sources of cash flow and restrictions thereon, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

         The maximum dividend permitted by law is not necessarily indicative of an insurer's actual ability to pay dividends or other distributions to a parent company, which also may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer's competitive position, the amount of premiums that can be written and the ability to pay future dividends. Further, state insurance laws and regulations require that the statutory surplus of an insurance company following any dividend or distribution by such company be reasonable in relation to its outstanding liabilities and adequate for its financial needs.

         If the Company is unable to generate sufficient funds to service interest on the Junior Subordinated Debentures from existing sources, the Company will be compelled to seek additional debt or equity financing in the future. The Company also expects that, in order to repay the principal amount of the Junior Subordinated Debentures at maturity or upon acceleration, or to purchase the Junior Subordinated Debentures upon a change of control, it will be required to seek additional financing. There can be no assurance that sufficient funds for any of the foregoing purposes will be available to the Company at such time.

Dependence on Key Personnel

         The future success of the Company depends significantly upon the efforts of Kenneth C. Coon, Chairman and Chief Executive Officer, and John P. Nelson, President and Chief Operating Officer. A loss of either of these officers could adversely affect the Company's business. Each of them is employed under an employment agreement which is automatically renewed from calendar year to calendar year, unless terminated by either party with a one year notice. Messrs. Coon and Nelson each has advised the Company that he has no present intention to leave employment with the Company.


                               AICI CAPITAL TRUST

         The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a Certificate of Trust with the Delaware Secretary of State on June 5, 1997. The Issuer Trust will be governed by the Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee (together with the Delaware Trustee, the "Issuer Trustees"). Two individuals will be selected by the holder of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of Preferred Securities -- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior
Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

         All the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holder of the Common Securities to payment in respect of Distributions and Payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, Delaware 19801, telephone number
(302)576-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.

                                 USE OF PROCEEDS

          All the proceeds to the Issuer Trust from the sale of the Preferred Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. The Company intends to use the net proceeds it receives from the sale of the Junior Subordinated Debentures primarily to pay-down existing bank debt which is currently approximately $69,000,000 in principal amount. The remaining proceeds will be used for general corporate purposes. Pending utilization of the net proceeds received by the Company from this offering, the Company intends to invest them in short-term, income-generating, investment-grade securities. As of March 31, 1997, the average interest rate of borrowings under the Company's revolving credit agreement was 6.7%. Borrowings under such revolving credit agreement must be repaid in 1998.


                                 CAPITALIZATION

         The following table sets forth (i) the consolidated capitalization of the Company at March 31, 1997 and (ii) the consolidated capitalization of the Company giving effect to the issuance of the Preferred Securities hereby offered by the Issuer Trust and application by the Company of the net proceeds from the corresponding sale of the Junior Subordinated Debentures to the Issuer Trust as if the sale of the Preferred Securities had been consummated on March 31, 1997, and assuming the Underwriters' over-allotment option was not exercised.


                                                                                         March 31, 1997
                                                                             ------------------------------------
                                                                                                          As
                                                                               Actual                   Adjusted
                                                                             -------------           ------------
                                                                                         (in thousands)
Borrowings and term debt                                                      $ 69,000                $ 17,000(2)

Company-obligated mandatorily redeemable preferred securities of
AICI Capital Trust, holding solely Junior Subordinated Debentures of
the Company ...............................................................        ---                  65,000

Stockholders' equity:
           Preferred stock, no par value, 5,000,000 shares authorized, none
                     issued ...............................................        ---                    ----
            Common stock, $.40 par value; 20,000,000 shares authorized,
                  15,329,548 shares issued and outstanding ................      6,109                   6,109
           Capital in excess of par value..................................    196,259                 196,259
Unrealized gain (loss) on available for sale securities,
                    net of tax                                                  (2,323)                 (2,323)
           Retained earnings ..............................................     15,346                  15,346
                                                                               -------                 -------
Less:
Treasury stock, at cost, 38,680 shares                                          (1,629)                 (1,629)
Contingent stock, 240,000 shares (1)                                            (2,700)                 (2,700)
                                                                              --------                --------
         Total stockholders' equity .......................................    211,062                 211,062
                                                                               -------                 -------
         Total capitalization .............................................   $280,062                $293,062
                                                                               =======                 =======

---------------------
(1) Contingent stock represents shares issued by the Company as part of the consideration for the Redland acquisition which are currently held in escrow as a fund against which the Company may assert certain claims arising out of the acquisition.

(2) Assumes the Company will use approximately $52 million of the net proceeds from the sale of the Junior Subordinated Debentures to pay existing bank debt.

         For more information regarding the Company's Revolving Credit Facility and other capital resources, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Preferred Securities will be recorded in the consolidated statements of income of the Company.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

General

         Over the past five years, premiums written in the Company's insurance operations have consistently increased, both as the result of acquisitions and through internal growth. In the third quarter of 1995, the Company's decision to strengthen loss reserves resulted in a loss for that quarter of approximately $6.0 million. Otherwise, the Company has reported net income in each quarter beginning with the third quarter of 1992, when the phasing out of its prior non-insurance operations was substantially completed.

         Increased premium volume in recent periods has been the result of the Company's strategy of acquiring niche businesses and increasing premiums written in selected lines. The Company's most significant recent acquisition was its purchase in July 1993 of Redland, which provides MPCI, crop hail and other named peril crop insurance and certain standard property and casualty coverages to the rural market. Following its acquisition by the Company, Redland has increased the volume of its MPCI Premium, and was the fourth largest MPCI writer in the United States in 1996.

         MPCI is a government-sponsored program with accounting treatment which differs from more traditional property and casualty insurance lines. For income statement purposes, gross premiums written consist of the aggregate amount of MPCI premiums paid by farmers, and does not include any related federal premium subsidies or expense reimbursement. The Company's profit or loss from its MPCI business is determined after the crop season ends on the basis of a profit sharing formula established by law and the RMA. For income statement purposes, any such profit share earned by the Company, net of the cost of third party reinsurance, is shown as net premiums written, which equals net premiums earned for MPCI business; whereas, any share of losses payable by the Company is charged to losses and loss adjustment expenses. Due to various factors, including timing and severity of losses from storms and other natural perils and crop production cycles, the profit or loss on MPCI premiums is primarily recognized in the second half of the calendar year. The Company relies on loss information from the field to determine (utilizing a formula established by the RMA) the level of losses that should be considered in estimating the profit or loss during this period. Based upon available loss information, the Company records an estimate of the profit or loss during the third quarter and then re-evaluates the estimate using additional loss information available at year-end to determine any remaining portion to be recorded in the fourth quarter. All expense reimbursements received are credited to underwriting expenses.

         Certain characteristics of the Company's crop business may affect comparisons, including: (i) the seasonal nature of the business whereby profits or losses are generally recognized predominately in the second half of the year;
(ii) the nature of crop business whereby losses are known within a short time period; and (iii) the limited amount of investment income associated with crop business. In addition, cash flows from such business differ from cash flows from certain more traditional lines. See "Liquidity and Capital Resources" below. The seasonal and short term nature of the Company's crop business, as well as the impact on such business of weather and other natural perils, may produce more volatility in the Company's operating results on a quarter to quarter or year to year basis than has historically been the case.

Results of Operations

Three Months Ended March 31, 1997
Compared to Three Months Ended March 31, 1996

         The Company's operating profit and net income both decreased 12.6% during the three months ended March 31, 1997 as compared to the same period in 1996. The decrease in operating profit was approximately $1.0 million, decreasing from $7.5 million in the first quarter of 1996 to $6.5 million in the first quarter of 1997, while the decrease in net income was approximately $0.6 million, decreasing from $4.5 million during the first quarter of 1996 to $3.9 million during the first quarter of 1997. The principal component of the decrease in operating profit was a reduction in the income realized by the Company's Crop Division during the first three months of 1997 as compared to the first three months of 1996. This negative impact was partially offset by an improvement in the Company's Property and Casualty Division's operating results and an increase in both investment income and realized capital gains. In addition, the Company's net income in the first quarter of 1997 was positively impacted by lower interest expense and a decrease in the Company's expense for income taxes, but was adversely affected by a decrease in other income.

         During the first quarter of 1996, the Company's operating income benefitted from a $2.8 million profit in the Company's Crop Division. The principal component of this $2.8 million profit was the recording of an additional $3.8 million in profit sharing under the Company's MPCI program. The Company's estimate of its profit sharing under the MPCI program at December 31, 1995 was affected by a volatile crop growing season during which many of the rules pertaining to preventive planting payments were changed and a combination of unusual weather conditions manifested themselves in an unusually late harvest. As claims were closed during the first quarter of 1996 and the final preventive planting rules applied to these losses, the Company was able to earn additional profit sharing. The 1996 growing year did not experience this same degree of volatility, and the harvest was not delayed by unusual weather conditions. Consequently, the MPCI profit sharing income recorded at December 31, 1996 more accurately estimated actual results than had the profit sharing recorded at December 31, 1995. During the first quarter of 1997, the Company experienced operating income of approximately $0.9 million from its Crop Division operations. The Company believes that the crop results for the first quarter of 1997 were more typical of a normal year than those experienced in the first quarter of 1996.

         The  negative  effect  on  operating  income  from the  Company's  Crop
Division results was partially offset by improved operating results in the Company's Property and Casualty Division. During the first three months of 1997, the Company's Property and Casualty Division recorded a combined loss and expense ratio of 102.4% as compared to a combined ratio of 103.9% during the same period in 1996. This improvement resulted from a reduction in the Company's underwriting expense ratio from 33.4% to 32.0% as the Company's loss ratio in its Property and Casualty Divisions remained approximately constant at 70.4% during both periods. The Company's property and casualty underwriting results during the first three months of 1997 were adversely affected by results in its commercial automobile lines of business. For example, the combined ratio for the Company's Transportation Department increased from 105.7% during the first quarter of 1996 to 121.0% during the first quarter of 1997, and the Company's commercial auto operations in its General Agency Division saw its combined ratio increase from 118.7% during the first quarter of 1996 to 131.7% during the first quarter of 1997. These adverse auto results were effected by an increase in both the severity and frequency of accidents, many of which were related to severe weather activity during the first quarter of 1997. The Company believes that this extremely adverse quarter for its commercial automobile business was an anomaly, and the Company's experience in this line of business should return to more normal levels during the remainder of 1997. Excluding the commercial automobile lines, the Company saw improvement in its loss ratios in its other property and casualty business.

         The Company's operating profit was also positively impacted during the first quarter of 1997 as compared to the first quarter of 1996 by an increase in the Company's investment income of 0.9% and an increase in net realized capital gains of 11.0%. The increase in the Company's net investment income resulted from an increase in the average size of the Company's portfolio from $380.8 million during the three months ended March 31, 1996 to $423.7 million during the three months ended March 31, 1997. This increase in the size of the portfolio was largely offset by a decrease in the annualized investment yield of the portfolio from 6.8% during the first three months of 1996 to 6.2% during the same period in 1997. This decrease in annualized investment yields was principally a result of an increase in the amount of tax advantaged securities within the Company's portfolio during the first quarter of 1997 as compared to the first quarter of 1996. At March 31, 1997, the percentage of the Company's portfolio in municipal bonds and preferred stocks was 25.8% and l5.8%, respectively, while at March 31, 1996 the percentages for these two classes of securities was 17.4% and 13.3%, respectively. The impact of this shift to more tax advantaged securities can be seen in the reduction in the Company's effective income tax rate during the two periods being compared.

         The Company's net income during the first three months of 1997 as compared to the same period a year earlier was positively impacted by a decrease in interest expense of approximately $0.1 million or 7.7%. This decrease in interest expense resulted from a decrease in the Company's average interest rate under its bank credit facility from 7.3% during the three months ended March 31, 1996 to 6.7% during the three months ended March 31, 1997. The Company's borrowings under the bank credit facility were $69 million during both periods of time.

         A decrease of $130,000 in the Company's other income was primarily a result of the Company's decision to curtail its agency operations within its Transportation Division during the second half of 1996.

         In addition, net income was also affected by a lower effective income tax rate during the first quarter of 1997 as compared to the first quarter of 1996 as the Company's tax rate decreased from 28.9% during the first quarter of 1996 to 26.5% during the same period in 1997. This reduction in the Company's income tax rate reflected additional income from tax advantaged securities in the Company's investment portfolio such as preferred stocks and municipal bonds as noted above.

Year Ended December 31, 1996
Compared to Year Ended December 31, 1995

         The Company's net income increased approximately 629% from $4.2 million in the year ended December 31, 1995 to $30.3 million in the year ended December 31, 1996. This increase in net income resulted from improved underwriting results in the Company's Crop and General Agency divisions, growth in premium revenues, increased investment income and realized gains, and a decrease in the effective tax rate of the Company. These positive factors were offset by deteriorating results in the Company's Program division, increased interest expense, and a somewhat higher expense ratio for the Company.

         The combined underwriting loss and expense ratio improved from 104.9% for the year ended December 31, 1995 to 97.3% for the 1996 year. This improvement in the Company's combined ratio was enhanced by growth in net premiums earned of 28.4%. The greatest contribution to these improved underwriting results was made by the Company's Crop division. The Company's Crop division increased its MPCI writings from $183.3 million for the year ended
December 31, 1995 to $248.3 million for the 1996 year. In addition to this growth in MPCI premium, the Company increased its retained pool from $104.3 million in 1995 to $161.4 million in 1996. This growth in premium was aided by an increase in commodity prices for the major crops insured by the Company and the introduction of an enhancement to the MPCI policy, CRC, which generated significantly higher premiums per policy than the traditional MPCI policy. Improved weather conditions also contributed significantly to the improved results in the Crop division as the Company's MPCI profit sharing percentage realized during 1996 increased to 23.5% from 13.4% realized during 1995. In addition, the 1996 year benefited from $4.3 million of additional profit sharing realized in the first quarter of 1996 as final results of the late 1995 harvest were available.

         Underwriting  results in the  Company's  General  Agency  division also improved in 1996 as compared to 1995, as the Company's combined ratio in this division improved from 116.4% in 1995 to 106.9% in 1996. The Company's 1995 results were affected by a $22.3 million strengthening of reserves for prior year losses (see results of operations for year ended December 31, 1995 compared to year ended December 31, 1994), and $16.5 million of the $22.3 million affected the General Agency division, contributing to the 116.4% combined ratio recorded during 1995. When comparing accident year loss ratios for 1995 and 1996 in the General Agency division, the results are similar. In the year ended December 31, 1995, the General Agency division 1995 accident year loss ratio was 69.8% as compared to a 1996 accident year loss ratio of 69.9%. The General Agency division was also able to improve its combined ratio through a reduction in expenses during 1996 as its expense ratio fell to 31.9% in 1996 as compared to 34.1% in 1995.

         The Company also benefited from a 28.3% increase in investment income during 1996 as compared to that of 1995, and an increase in the realized investment gains of the Company of 92.7% when comparing the same periods. The increase in investment income was principally due to an increase in the average size of the investment portfolio. The average size of the Company's investment portfolio increased by 25.3% from $321.3 million for the twelve months ended December 31, 1995 to $402.4 million for the twelve months ended December 31, 1996, while the pre-tax yield on the portfolio increased from 6.4% in 1995 to 6.6% in 1996. The size of the Company's investment portfolio increased from retained earnings and positive cash flows from operations.

         While the Company's income tax expense increased from $1.2 million for the twelve months ended December 31, 1995 to $3.2 million for the 1996 year, the Company's effective tax rate declined from 22.2% in 1995 to 9.6% in 1996. The Company's 1996 taxes were positively effected by the decrease in the valuation allowance relating to the unrealized loss from the Company's investment in Major Realty. In October 1995, Major Realty announced that its Board of Directors had determined that it was in the best interest of the stockholders to seek a merger partner or otherwise seek a transaction for the sale of the company. At December 31, 1996, the Company believed that the realization of the capital loss associated with such a transaction was more likely than not due to sufficient carryforwards of capital gains as well as the likelihood of future capital gains.

         Positive factors effecting net income were partially offset by deteriorating underwriting results in the Company's Program division. The Program division's combined loss and expense ratio increased from 113.6% during 1995 to 117.5% during 1996. A variety of factors combined to cause this deterioration in underwriting results. In two of the division's departments, Rural America and Special Products, weather related incidents increased the frequency of losses. In the Rural America department, storms in areas where the Company had concentrations of farm business adversely effected the Company's loss ratio, while in the Company's Special Products department, prolonged sub-zero temperatures in the greater Chicago area increased the number and severity of freeze losses experienced in the Company's condominium program. The Company has taken steps to reduce its geographic concentrations in the Rural America department, and is making changes in the reinsurance structure of both of these departments in order to reduce volatility and improve net underwriting results.

         Additionally in the Program division, the Company changed its strategies within its Workers' Compensation underwriting activities during 1996. In 1995 and previous years, the Company had followed a strategy of depopulating assigned risk pools through the application of intensive case management techniques with risks which had become unacceptable to the standard market due to frequency rather than severity. With the improvement of workers' compensation results for the industry as a whole, more companies were willing to write workers' compensation, and therefore, the number of risks fitting the Company's profile for removal from assigned risk pools was substantially depleted. During 1996, the Company moved to a strategy of partnership arrangements with select agencies in which the agent accepts part of the underwriting risk in return for an enhanced profit sharing from the Company. Due to the competitive market, this strategy is developing slowly, and, thus, the Company experienced a 65% decrease in its direct written premiums in this line of business. This transition phase caused the expense ratio in this line of business to increase more than 100%, and resulted in an underwriting loss for this line of business. The Company believes that this line of business can return to profitability as the new partnership arrangements grow.

         Offsetting these deteriorating results in the Program division were improved results in the Company's Transportation department. Within the Transportation department, the Company's loss and expense ratio improved from 120.6% during the year ended December 31, 1995 to 103.6% during 1996. While the department did not produce an underwriting profit, the Company believes that the improvement in the Company's underwriting ratios indicates that the actions taken during 1995 and 1996 to reorganize this department are having a positive effect.

         The Company's Non-Standard underwriting activities experienced unprofitable results for the first time in six years as a result of an increase in both the severity and frequency of losses, particularly in the area of physical damage losses. The Company has increased rates beginning in 1996 and continuing into 1997, reduced commissions in certain areas with poor experience, and canceled agents with loss ratio problems. This division is also beginning to see a slow improvement in its expense ratio, and the Company expects this improvement in the expense ratio to accelerate during 1997.

         The Company's interest expense also increased during 1996 as compared to 1995. This increase in interest expense was due to an increase in the Company's borrowings under its bank facility which increased from an average of $34.3 million during the 1995 to $69.0 million during 1996. Offsetting this increase in the size of borrowings was a decline in the average interest rate under the bank facility from 7.6% during 1995 to 7.1% during 1996. The additional borrowings under the bank facility were contributed to the Company's subsidiaries in order to support underwriting activities and maintain capital adequacy ratios at a level commensurate with the Company's current A-rating by A.M. Best & Company.

         The Company experienced a somewhat higher expense ratio during 1996 than during 1995. This ratio increased from 26.7% in 1995 to 27.5% in 1996 primarily due to higher net commission expense in the Program division of the Company. This higher net commission expense was a result of a changing mix of business with a lesser percentage of premiums produced in lower commission programs such as Workers' Compensation and Transportation and a higher percentage of premiums produced in higher commission lines of business. In addition, the Company decreased the use of quota share reinsurance within the Program division during 1996. During 1997, the Company expects to again increase the use of quota share reinsurance within the Program division, and with the continued growth in new programs offsetting high initial expenses, expects the expense ratio of this division to fall in 1997.

Year Ended December 31, 1995
Compared to Year Ended December 31, 1994

         The Company's net income fell 80.3% from the year ended December 31, 1995 from $21.1 million in 1994 to $4.2 million in 1995. This reduction in net income resulted as premium growth in the Company's General Agency and Program divisions, an increase in investment income and an increase in underwriting profits from the Company's Crop division were offset by higher than expected losses in the General Agency and Program divisions, an increase in the Company's expense ratio and a change in the Company's tax status.

         The Company experienced strong premium growth in its General Agency division as direct premiums written increased 26.5% for the year ended December 31, 1995 as compared to the year ended December 31, 1994, and net premiums earned grew 39.8% from 1994 to 1995. Earned premiums grew more rapidly than direct premiums as premium growth slowed progressively in each quarter of 1995. The growth in this division came from the continued growth in new business produced from the Company's Scottsdale office which was established in late 1993. The rate of premium growth in 1995 slowed due to an increase in the competitive environment for lines of business written in the General Agency division.

         The Company's Program division also experienced excellent premium growth during 1995 as direct premiums written increased from $83.9 million in 1994 to $115.4 million in 1995, an increase of 37.5%. Net earned premium increased at a rate of 50.8% from $42.6 million in 1994 to $64.3 million in 1995. This premium growth was principally from new programs established during 1994 and 1995. The Company continues to seek and establish new lines of business within the Program division but competitive factors in the marketplace have resulted in somewhat lower growth rates than expected in many of these new programs.

         The Company's Non-Standard Auto division did not grow during 1995 as premiums remained relatively stable with $29.3 million in direct written premium during 1995 as compared to $29.4 million during 1994. This lack of growth during 1995 resulted primarily from the Company's desire to establish new computer software for its principal programs before seeking additional growth opportunities.

         The Company's Crop division also experienced strong premium growth in 1995 as direct written premiums and net earned premiums increased 21.9% and 30.1% respectively from 1994 to 1995. This premium growth resulted from an increase in the Federal MPCI program, and increases in premium levels under the Company's crop hail insurance program resulting from an increase in rates and the writing of more exposure units in certain states. In late 1994, Congress expanded the MPCI program by enacting the Reform Act. The Act seeks to encourage farmers to participate in the MPCI program and thereby reduce dependencies on traditional disaster relief measures. As a result, the Company's MPCI premium increased 42.8% from $128.4 million in 1994 to $183.3 million in 1995. In addition, the Company's MPCI retention also increased from $77.4 million in 1994 to $104.3 million in 1995. The crop industry had experienced several years of adverse experience in the crop hail business prior to 1995, and as a result, crop hail rates have increased while capacity has decreased. Therefore, the Company was able to increase its crop hail writings from $46.5 million in direct written premiums in 1994 to $62.8 million in direct written premiums for 1995.

         The Company's investment income increased 55.6% from $13.3 million in 1994 to $20.7 million in 1995 while the Company's net realized capital gains increased 388.6% from $0.6 million in 1994 to $2.7 million in 1995. Investment income increased from both an increase in the average size of the Company's investment portfolio as well as an increase in the average yield on the Company's fixed income investments. The average size of the investment portfolio increased from $220.1 million in 1994 to $321.3 million in 1995 while the Company's pre-tax yield on its portfolio increased from 6.0% in 1994 to 6.4% in 1995. The Company's investment portfolio increased from additional borrowings under the Company's credit facility, positive cash flows from operations, funds from the exercise of warrants in December of 1994 as well as retained earnings. Investment yields increased as the overall interest rate environment provided higher yields during 1995 as compared to 1994.

         While 1995 was a difficult growing season, the Company's underwriting income within its Crop division increased from $12.3 million in 1994 to $14.9 million in 1995. This increase was a result of the growth in the MPCI premium and better results in the Company's hail division, offsetting negative results in the Company's named peril crop programs principally from an active storm season in California during 1995. The 1995 growing season in the upper midwest was afflicted with wet weather during the planting season resulting in delayed planting of crops, followed by periods of severe heat in July, stressing newly emerging crops, and an early frost in September of 1995. No such adverse activity occurred in 1994. In addition, the Reform Act changed the profit sharing matrix for participants in the MPCI program providing a higher degree of profit sharing, particularly for companies accepting risks in the commercial underwriting pool. These two factors combined to change the percentage of the Company's profit sharing under the MPCI program from 22.0% in 1994 to 13.4% in 1995. This decrease in the profit sharing percentage was more than offset by the described increase in MPCI Premiums and improved crop hail results. The Reform Act was not passed until October of 1994, and therefore, the federal agencies charged with the oversight of the program had a limited time frame in which to enact guidelines and administrative rules and procedures for changes brought about by the Reform Act. In addition, the wet planting season created additional stress on the MPCI program which required further administrative changes by the federal government. As a result, exact results of the MPCI program were more difficult to estimate at December 31, 1995 than they had been in previous years.

         The aforementioned positive factors were offset by higher than expected losses in the Company's General Agency and Program division, including losses resulting from the strengthening of reserves during 1995 for prior year losses. During the second quarter of 1995, the Company experienced a deterioration in the loss ratio of its commercial automobile liability business. At that time, this was principally attributable to a more rapid emergence of losses from the 1994 year than had been expected by the Company. This trend continued in the third quarter of 1995, and while the noted deterioration was principally in the automobile liability business, the Company believed that similar deviations were likely to appear in other lines of business which develop more slowly than automobile, and therefore, the Company chose in the third quarter to evaluate all major lines of business. After an extensive study by the Company in consultation with its independent actuaries, a pre-tax charge of $17.5 million was made in the third quarter for prior year losses. For the year, the Company increased its reserves for 1994 and prior year losses by $22.3 million pre-tax.

         After the Company completed its review of prior year losses, the new development pattern assumptions were used to estimate ultimate losses for the current 1995 accident year. These new assumptions, severe wind and hail storms in Texas during the second quarter of the year, and adverse results in a few of the Company's business lines such as nursing home liability, homeowners business in South Carolina and used car dealer business in California, combined to create a $5.7 million underwriting loss in the property and casualty divisions of the Company for the 1995 accident year. For the accident year 1995, the Company's accident year loss ratio was 70.7% for the property and casualty division. The Company's underwriting results in the Non-Standard Automobile division were fairly consistent from 1994 to 1995 with this division experiencing a loss ratio of 66.8% in 1995 as compared to 68.9% in 1994. Management intends to continue to closely monitor statistical and other information with respect to loss reserves, in particular those lines of insurance that are more difficult to predict. However, the estimates of loss reserves are inherently uncertain and such estimates may continue to change as more information becomes available.

         Underwriting expenses for 1995 increased as a percentage of earned premium from 26.0% during 1994 to 26.7% during 1995. General and administrative expenses also increased by $0.5 million from 1994 to 1995, and expenses in the Company's Crop division net of ceding commissions from reinsurers and expense reimbursements from the Federal Government under the MPCI program decreased slightly from $0.8 million in 1994 to $0.7 million in 1995. The increase in the underwriting expense levels was principally attributable to increases in Non-Standard Automobile division expenses related to the implementation of new computer software programs designed to make the Company's product more saleable in the marketplace and to reduce expenses in future years as the division grows. In addition, the Company sought to strengthen its information systems and audit procedures within the Program and General Agency divisions. The cost of implementation of several new programs in the Program division also added to the higher expense ratio for 1995 as compared to 1994. The Company expects the implementation of the new computer program for the Non-Standard Automobile division as well as the investments in systems for the General Agency and Program divisions to begin to slowly reduce its expense ratio over the next few years. Offsetting these internal expense reductions, the Company is experiencing intense competition in the area of agent's commissions as capacity in the insurance marketplace continues to exceed demand.

         The Company's net income during 1995 was also effected by the impact of income taxes. The Company received a benefit of $3.4 million from income taxes in 1994 as opposed to an expense of $1.2 million from income taxes in 1995. As a result of prior non-insurance operations, the Company generated significant tax loss carryforwards and other temporary differences, all of which were used by the end of 1994.

Liquidity and Capital Resources

The Company - Parent Only

         As an insurance holding company, the Company's assets consist primarily of the capital stock of its subsidiaries, two surplus notes issued by one of its insurance company subsidiaries and investments held at the holding company level. The Company's primary sources of liquidity are dividends and other distributions from subsidiaries, interest payments on the surplus notes, tax sharing payments from its subsidiaries and net investment income from, and proceeds from the sale of, holding company investments. The Company's liquidity needs are primarily to service debt, pay operating expenses and taxes, and make investments in subsidiaries.

         Dividends from the insurance subsidiaries of the Company are regulated by the regulatory authorities of the states in which each subsidiary is domiciled. The laws of such states generally restrict dividends from insurance companies to parent companies to certain statutorily approved limits. In 1997, the statutory limitation on dividends from insurance company subsidiaries to the parent without further insurance departmental approval is approximately $10.4 million. In addition to dividends from the insurance companies, the Company also may receive distributions from its non-insurance subsidiaries which are engaged in agency, premium finance and claim service operations.

         The Company currently holds two surplus notes, each in the amount of $20 million, issued by one of its insurance company subsidiaries, bearing interest at the rate of 9% per annum, payable quarterly. Although repayment of all or part of the principal of this surplus note requires prior insurance department approval, no prior approval of interest payment is currently required.

         The Company is currently a party to a tax sharing agreement with its subsidiaries, under which such subsidiaries pay the Company amounts in general equal to the federal income tax that would be payable by such subsidiaries on a stand-alone basis.

          The Company is also a party to a Credit Agreement which provides a five-year revolving credit facility (the "Revolving Credit Facility") in amounts not to exceed $100 million. Under the Revolving Credit Facility, interest is payable quarterly at a rate selected by the Company equal to either the "Floating Rate" (defined as the higher of the agent bank's corporate base rate and 1% over the federal funds rate) or LIBOR plus a margin which varies depending on the Company's ratio of funded debt to total capitalization. At March 31, 1997, the outstanding balance under the facility was approximately $69 million, with an interest cost of 6.7%. Borrowings under the facility were used to provide capital for the insurance companies and to repay other debt. The Committment under the Revolving Credit Facility is required to be permanently reduced in an amount equal to 40% of the proceeds of most debt and equity financings, including this offering.

Insurance Companies

         The principal liquidity needs of the Insurance Companies are to fund losses and loss adjustment expense payments and to pay underwriting expenses, including commissions and other expenses. The available sources to fund these requirements are net premiums received and, to a lesser extent, cash flows from the Company's investment activities, which together have been adequate to meet such requirements on a timely basis. The Company monitors the cash flows of the Insurance Companies and attempts to maintain sufficient cash to meet current operating expenses, and to structure its investment portfolio at a duration which approximates the estimated cash requirements for the payment of loss and loss adjustment expenses.

         Cash flows from the Company's MPCI and crop hail businesses differ in certain respects from cash flows associated with more traditional property and casualty lines. MPCI premiums are not received from farmers until the covered crops are harvested, and when received are promptly remitted by the Company in full to the government. Covered losses are paid by the Company during the growing season as incurred, with such expenditures reimbursed by the government within three business days. Policy acquisition and administration expenses are paid by the Company as incurred during the year. The Company periodically throughout the year receives a payment in reimbursement of its policy acquisition and administration expenses.

         The Company's profit or loss from its MPCI business is determined after the crop season ends on the basis of a profit sharing formula established by law and the RMA. At such time, the Company receives a profit share in cash, with any amount in excess of 15% of its MPCI Retention in any year carried forward to future years, or it must pay its share of losses. The Company recognized $37.9 million, before private reinsurance, in profit sharing earned on the MPCI business during 1996, and in addition, recognized $4.3 million during 1996 in profit sharing earned on 1995 MPCI business.

         In the crop hail insurance business, premiums are generally not received until after the harvest, while losses and other expenses are paid throughout the year.

         The NAIC has established a Risk Based Capital ("RBC") formula for property and casualty insurance companies. The RBC initiative is designed to enhance the current regulatory framework for the evaluation of the capital adequacy of a property and casualty insurer. The formula requires an insurer to compute the amount of capital necessary to support four areas of risk facing property and casualty insurers: (a) asset risk (default on fixed income assets and market decline), (b) credit risk (losses from unrecoverable reinsurance and inability to collect agents' balances and other receivables), (c) underwriting risk (premium pricing and reserve estimates ), and (d) off balance sheet/growth risk (excessive premium growth and unreported liabilities). The Insurance Companies have reviewed and applied the RBC formula for the 1996 year and have exceeded these requirements.

Consolidated Financial Condition and Cash Flows

          The Company's stockholders' equity increased by approximately $3.2 million at March 31, 1997 as compared to December 31, 1996. The principal components of this increase were net income of $3.9 million in the first quarter of 1997 and an increase in the unrealized loss on available for sale securities net of tax, in the Company's investment portfolio of approximately $800,000. This was comprised of an increase of $1.7 million net of tax in the unrealized loss on the Company's fixed maturity portfolio as the general interest rate environment rose and an increase of $0.9 million net of tax in the unrealized gains on the Company's equity portfolio.

          Cash flows from operating activities increased from $19.4 million during the first three months of 1996 to $25.2 million during the same three months in 1997. The largest cmponent of net cash provided by operating activities in both periods was profit sharing payments received from the federal government's Mulit-Peril Crop insurance program. During the first three months of 1996 this component of operating cash flows was $15.9 million while in the first three months of 1997 it was $25.5 million.

          Cash flows for the Company's MPCI and crop hail businesses differ in certain respects from cash flows associated with more traditional property and casualty lines. MPCI premiums are not received from farmers until the covered crops are harvested, and when received are promptly remitted by the Company in full to the government. Covered losses are paid by the Company during the growing season as incurred, with such expenditures reimbursed by the government within three business days. Policy acquisition and administration expenses are paid by the Company as incurred during the year. The Company periodically througout the year receives a payment in reimbursement of its policy administration expenses.

          In the crop hail business, premiums are generally not received until after the harvest, while losses and other expenses are paid throughout the year.

Inflation

         The Company does not believe that inflation has had a material impact on its financial condition or results of operations.



                                    BUSINESS

Strategy

         Acceptance underwrites and sells specialty property and casualty insurance coverages that serve niche markets or programs. The Company selects niche markets or programs for which the Company believes that its expertise affords it a competitive advantage and which integrate into a diversified-risk portfolio of coverages. The Company, through diversifying the risks insured, seeks to avoid concentration in particular risks so that, during years when particular lines of business are experiencing adverse operating results, overall operating results will remain within targeted returns to shareholders. The
Company's goal is to achieve underwriting results better than the industry average, while managing its investment portfolio to maximize after-tax yield and at the same time emphasize stability and capital preservation and maintaining adequate liquidity to meet all cash needs.

         The Company believes that its success in niche markets and programs requires that it be opportunistic. The Company believes its position as both an admitted (licensed) and non-admitted (excess and surplus lines) carrier provides the versatility to respond when different market conditions and opportunities are presented. At the same time, the Company manages loss exposure by diversifying its portfolio of coverages and maintaining reinsurance programs with the goal of reducing volatility as well as mitigating catastrophic or large loss exposure.

         The Company has experienced significant revenue growth over the last five years through growth in existing programs and through acquisition of insurance operations or books of business. The Company regularly explores new opportunities where it has or can acquire experienced underwriters and other managers with a long and successful operating history in a particular line of business.

Organization

         The Company underwrites its insurance products through six wholly-owned insurance company subsidiaries; Acceptance Insurance, Acceptance Indemnity, Acceptance Casualty, American Growers, Redland Insurance, and Phoenix Indemnity.

         Collectively, the Insurance Companies are admitted in 46 states and the District of Columbia, and operate on a non-admitted basis in 45 states, the District of Columbia, Puerto Rico and the Virgin Islands. Two of the Insurance Companies have received their Certificate of Authority ("T" listing) from the U.S. Department of Treasury. Each of the Insurance Companies is rated A- (Excellent) by A.M. Best, with the exception of American Growers to which the A.M. Best rating system does not apply. A.M. Best bases its ratings upon factors that concern policyholders and agents, and not upon factors concerning investor protection.

         The Company's insurance agency and insurance service subsidiaries principally write and service insurance coverages placed with one of the Insurance Companies.

Business Divisions

         The Company has organized its insurance underwriting and marketing business by product line into four divisions, General Agency, Crop Insurance, Program Insurance and Non-Standard Automobile.

General Agency

         Specialty insurance coverages written by the General Agency Division include the following principal lines:

               Specialty Automobile, including liability and physical damage coverages for local haulers of specialized freight, and other classes of motor vehicles not normally underwritten by standard carriers.

               Excess and Surplus Lines Liability and Substandard Property Coverages, including general liability, garage excess liability, liquor liability, property and commercial multi-peril coverages for small businesses which normally do not satisfy the underwriting criteria of standard carriers.

               Complex  General   Liability   Risks,   including   products  and
professional liability.

Crop Insurance

         The principal lines of the Company's Crop insurance division are MPCI and crop hail insurance. MPCI is a federally subsidized farm price support program designed to encourage farmers to share, through premium payments, in the federal government's price support programs. MPCI provides farmers with yield coverage for crop damage from substantially all natural perils. CRC is an extension of the MPCI program which provides farmers with protection from revenue loss caused by changes in crop prices, low yields, or a combination of the two. As used herein, the term MPCI includes CRC, unless the context indicates otherwise. For the year ended December 31, 1996, the Company was the fourth largest writer of MPCI business in the United States with a market share of approximately 15%.

         The Company offers stand alone crop hail insurance, which insures growing crops against damage resulting from hail storms and which involves no federal participation. The Company also sells a small volume of insurance against damage to specific crops from other named perils.

Program Insurance

         This division writes a number of diversified coverages, including coverages for transportation risks, focused workers' compensation, standard property and casualty coverages for the rural market, temporary help agencies, greyhound race tracks, condominiums, fine arts risks, auto daily rental and auto dealers.

         Transportation coverages insure long haul truckers and upper Midwest regional and national trucking companies hauling rural products. The workers' compensation program is based principally in Minnesota, Illinois, Iowa, and Maine and focuses principally on medium and larger risks where specialized underwriting and claims techniques can be effectively implemented to reduce loss ratios.

Non-Standard Automobile

         The Company writes non-standard private passenger automobile coverages principally in the southwestern United States. The Company has designed this product for drivers who are unable to obtain coverage from standard carriers due to prior driving records, other underwriting criteria or market conditions. Such drivers normally are charged higher premium rates than the rates charged for preferred or standard risk drivers and usually purchase only basic limits of liability in order to meet state financial responsibility laws.

         The following table reflects the amount of net written premium for these four insurance divisions for the periods set forth below.

                                                                           Years Ended December 31,
                                                                           ------------------------
                                                                1996             1995               1994
                                                              --------         --------           ------
                                                                             (in thousands)

General Agency................................................$162,157          $135,125         $114,635
Crop Insurance(1)...............................................66,649            46,950           34,592
Program Insurance...............................................95,805            75,279           50,070
Non-Standard Auto...............................................42,338            28,829           29,879
                                                                ------            ------           ------
   Total .....................................................$366,949          $286,183         $229,176
                                                              ========          ========         ========


------------
(1)      For a discussion  of the  accounting  treatment  of MPCI  premiums,  see  "Management's  Discussion  and
         Analysis of Financial Condition and Results of Operations - General."




Marketing

         The Company markets its property and casualty insurance products through a network of independent general agents who, in turn, process and accept applications for insurance coverages from retail agents who sell insurance to insurance buyers. The Company also markets a portion of its property and casualty insurance products and its crop insurance products through a network of retail agents which specialize in the lines of insurance marketed by them.

Combined Ratios

         The statutory combined ratio, which reflects underwriting results before taking into account investment income, is a traditional measure of the underwriting performance of a property and casualty insurer. A combined ratio of less than 100% indicates underwriting profitability whereas a combined ratio in excess of 100% indicates unprofitable underwriting. The following table reflects the loss ratios, expense ratios and combined ratios of the Company and the property and casualty insurance industry, computed in accordance with SAP, for the periods shown.



                                                                      Years  Ended December 31,
                                                                 ----------------------------------------
                                                                 1996              1995             1994
                                                                -----            ------           ------
The Company
  Loss Ratio.....................................................69.8%             78.2%(1)         70.8%
  Expense Ratio................................................. 26.6              26.1             25.6
                                                                 ----              ----             ----
  Combined Ratio.................................................96.4%            104.3%            96.4%
                                                                 ====             =====             ====

Industry Average(2)
  Loss Ratio.....................................................78.6%             78.9%            81.0%
  Expense Ratio..................................................27.3              27.5             27.3
                                                                 ----              ----             ----
  Combined Ratio................................................105.9%            106.4%           108.3%
                                                                =====             =====            =====

------------

(1) The $22.3 million loss reserve strengthening taken by the Company in 1995 with respect to prior years accounts for 8.2% of the loss ratio for 1995. See "Loss and Loss Adjustment Expense Reserves."

(2) Source: Best's Aggregates & Averages - Property Casualty (1996 Edition). Ratios for 1996 are from A.M. Best.

Underwriting

         The Company's goal is to achieve overall underwriting results that are better than industry averages. To accomplish this, the Company organizes its underwriting staff by product line, enabling underwriters to focus on the unique risks associated with the specialty coverages written by the Company. The Company seeks to ensure that each specialty product or program fits into the Company's goal through a strategic planning process whereby divisional managers evaluate the historical and expected levels of underwriting profitability of the coverages written by such division. The Company then allocates its capital among product lines where it believes the best underwriting opportunities exist.

         Within each division, each underwriter is required to comply with risk parameters, retention limits and rates and forms prescribed by the Company. All underwriting operations of the Company are subject to special periodic audit by the Company's home office personnel and the reinsurers which accept a portion of these risks.

         Generally, the Company grants general agents the authority to sell and bind insurance coverages in accordance with detailed procedures and limitations established by the Company. The Company promptly reviews coverages bound by agents, decides whether the insurance is written in accordance with such procedures and limitations, and, subject to state law limits and policy terms, may cancel coverages that are not in compliance.

         Within the General Agency Division, Acceptance Risk Managers and Professional Liability Insurance Managers, which underwrite more difficult casualty and professional lines business, grant no authority to general agents but rather each risk must be submitted to the underwriter for individual consideration.

         The Company grants limited binding authority to certain independent agents in certain lines of business, and provides that all other agents submit all quotes to the Company's underwriting staff in order for such coverages to be bound. Business that is outside an agent's binding authority must be submitted to the Company's underwriting staff to obtain approval to bind such coverages.

Claims

         The Company's claims department administers all claims and directs all legal and adjustment aspects of the claims handling process. To assist in settling claims the Company regularly uses independent adjusters, attorneys and investigators. Recently, the Company reorganized its claims department under two recently appointed senior claims vice presidents. The first, employed in 1993, supervises litigation claims files and other complex and serious claims; the second, employed in 1996, administers the other claim files and supervises the claims handlers. Under the new structure, the Company will emphasize the use of internal staff rather than independent adjusters, improving claims processing systems and rapid response mechanisms. The Company believes that the new structure will help to reduce loss adjustment expense, shorten the life of open claim files and permit the Company to estimate more rapidly and consistently future claim liabilities.

Loss and Loss Adjustment Expense Reserves

         In the property and casualty insurance industry, it is not unusual for significant periods of time, ranging up to several years, to elapse between the occurrence of an insured loss, the report of the loss to the insurer and the insurer's payment of that loss. The liability for losses and loss adjustment expenses is determined by management based on historical patterns and expectations of claims reported and paid, losses which have occurred but which are not yet reported, trends in claim experience, information available on an industry-wide basis, changes in the Company's claim handling procedures and premium rates. The Company's lines of specialty insurance business are considered less predictable than standard insurance coverages. The effects of inflation are implicitly reflected in these loss reserves through the industry data utilized in establishing such reserves. The Company does not discount its reserves to estimated present value for financial reporting purposes.

         In examining reserve adequacy, historical data is reviewed, and, as additional experience and other data become available and is reviewed, these estimates and judgments are revised, resulting in increases or decreases to reserves for insured events of prior years. In 1995, the Company made an additional provision through a charge to earnings of $22.3 million for its reestimated liability for losses and loss adjustment expenses for 1994 and prior accident years.

         The liability established represents management's best estimate and is based on sources of currently available evidence including an analysis prepared by an independent actuary engaged by the Company. Even with such extensive analyses, the Company believes that its ultimate liability may from time to time vary from such estimates.

         The Company annually obtains an independent review of its loss reserving process and reserve estimates by a independent professional actuary as part of the annual audit of its financial statements.



         The following table presents an analysis of the Company's reserves, reconciling beginning and ending reserve balances for the periods indicated:




                                                                          Years Ended December 31,
                                                                ----------------------------------------
                                                                 1996             1995              1994
                                                                ------           ------            -----
                                                                             (in thousands)
Net loss and loss adjustment
  expense reserves at beginning
  of year.....................................................$201,356          $141,514         $115,714
                                                              --------          --------         --------
Provisions for net losses and
  loss adjustment expenses for
  claims occurring in the current
  year   ......................................................233,727           190,019          137,881

Increase in net reserves for
  claims occurring in prior years................................9,530            22,318            5,070
                                                                 -----            ------            -----
                                                               243,257           212,337          142,951
                                                               -------           -------          -------
Net losses and loss adjustment
  expenses paid for claims
  occurring during:
  The current year...........................................(102,565)          (80,281)         (60,375)
  Prior years.................................................(95,296)          (72,214)         (56,776)
                                                              --------          --------         --------
                                                             (197,861)         (152,495)        (117,151)
                                                             ---------         ---------        ---------
Net loss and loss adjustment
  expense reserves at end of year............................. 246,752           201,356          141,514

Reinsurance recoverable on unpaid
  losses and loss adjustment
  expenses.....................................................185,421           167,888           79,811
                                                               -------           -------           ------
Gross loss and loss adjustment
  expense reserves............................................$432,173          $369,244         $221,325
                                                              ========          ========         ========




         The following table presents the development of balance sheet net loss reserves from calendar years 1986 through 1996. The top line of the table shows the loss reserves at the balance sheet date for each of the indicated years. These amounts are the estimates of losses and loss adjustment expenses for claims arising in all prior years that are unpaid at the balance sheet date, including losses that had been incurred but not yet reported to the Company. The middle section of the table shows the cumulative amount paid, expressed as a percentage of the initial reserve amount, with respect to previously recorded reserves as of the end of each succeeding year. The lower section of the table shows the reestimated amount, expressed as a percentage of the initial reserve amount, of the previously recorded reserves based on experience as of the end of each succeeding year. The estimate changes as more information becomes known about the frequency and severity of claims for individual years. The "Net cumulative redundancy (deficiency)" caption represents the aggregate percentage increase (decrease) in the initial reserves estimated. It should be noted that the table presents the "run off" of balance sheet reserves, rather than accident or policy year loss development. The Company computes the cumulative redundancy (deficiency) annually on a calendar year basis.

                                                                      Years Ended December 31,
                                                                      ------------------------
                               1986     1987     1988     1989     1990     1991     1992     1993     1994      1995     1996
                              ---------------   ------   ------   ------   ------   ------   ------   ------    ------   -----
Net reserves for unpaid
  losses and loss
  adjustment expenses        $17,373  $27,730  $34,092  $43,380  $58,439  $66,132  $77,627 $115,714 $141,514  $201,356 $246,752
Cumulative amount of net
  liability paid through:
    One year later                      32.5%    30.6%    30.5%    30.0%    40.6%    45.7%    36.1%    49.1%     51.0%    47.3%
    Two years later                     63.1%    56.7%    52.1%    59.5%    70.8%    72.3%    73.6%    80.5%     86.1%
    Three years later                   84.7%    72.9%    68.7%    76.1%    88.5%    96.6%    94.5%   100.9%
    Four years later                    93.4%    81.8%    77.0%    84.5%   101.2%   108.1%   109.0%
    Five years later                   100.1%    84.7%    81.5%    89.2%   107.5%   115.1%
    Six years later                    100.5%    87.1%    85.3%    93.4%   109.7%
    Seven years later                  100.9%    88.2%    89.8%    94.5%
    Eight years later                  102.2%    95.0%    90.3%
    Nine years later                   112.4%    95.2%
    Ten years later                    112.4%
Net reserves reestimated as of:
    One year later                      99.3%    96.6%    97.9%    99.1%   100.3%   103.5%   103.3%   104.4%    115.8%   104.7%
    Two years later                    104.7%    97.6%    92.3%    95.2%   102.3%   109.9%   109.7%   114.5%    115.7%
    Three years later                  107.3%    91.3%    87.3%    91.4%   107.4%   116.9%   117.9%   113.1%
    Four years later                   103.0%    89.7%    84.9%    92.5%   110.7%   120.1%   117.7%
    Five years later                   103.6%    88.1%    85.3%    94.0%   112.7%   119.9%
    Six years later                    102.5%    88.8%    86.6%    95.9%   112.0%
    Seven years later                  102.7%    88.9%    91.0%    95.4%
    Eight years later                  103.0%    95.4%    90.7%
    Nine years later                   112.7%    95.2%
    Ten years later                    112.4%
Net cumulative redundancy
   (deficiency)               -12.4%     4.8%     9.3%     4.6%   -12.0%   -19.9%   -17.7%   -13.1%   -15.7%(1)   -4.7%

Gross reserves for unpaid loss and
  loss adjustment expenses                                                        $127,666 $211,600 $221,325  $369,244 $432,173
Reinsurance recoverable on unpaid
  loss and loss adjustment expenses                                                 50,039   95,886   79,811   167,888 $185,421
                                                                                   -------  -------  -------  -------- --------
Net reserves for unpaid loss and
  loss adjustment expenses                                                          77,627  115,714 $141,514  $201,356 $246,752
                                                                                   =======  ======= ========  ======== ========

Reestimated gross reserves for unpaid
  loss and loss adjustment expenses                                                 108.9%   112.4%   116.6%     98.8%
Reestimated reinsurance recoverable on
  unpaid loss and loss adjustment
  expenses                                                                           95.2%   111.6%   118.2%     91.7%
                                                                                    ------  -------  -------    ------

Reestimated net reserves for unpaid loss
  and loss adjustment expenses                                                               117.7%   113.1%    115.7%   104.7%
                                                                                            =======  =======   =======  =======

Gross cumulative redundancy (deficiency)                                                     - 8.9%   -12.4%    -16.6%     1.2%
                                                                                            =======  =======   =======    =====

---------------
(1) Cumulative deficiencies appearing in the Company's reserve estimates for 1994 resulted from adverse development of losses occurring in 1994 and prior accident years primarily in its commercial automobile, general liability and commercial multi-peril lines of business. The actual loss experience of these lines differed from estimated losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Year Ended December 31, 1995 Compared To Year Ended December 31, 1994".

         The establishment of reserves is an inherently uncertain process. The Company underwrites both property and casualty coverages in a number of specialty areas of business which may involve greater risks than standard property and casualty lines. These risk components may make more difficult the task of estimating reserves for losses, and cause the Company's underwriting results to fluctuate. Further, conditions and trends that have affected the development of loss reserves in the past may not necessarily occur in the future. Accordingly, it may not be appropriate to extrapolate future redundancies or deficiencies based on this information.

         The Company adopted Statement of Financial Accounting Standards No. 113 ("SFAS #113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," effective January 1, 1993. The application of SFAS #113 resulted in the reclassification of amounts ceded to reinsurers, which amounts were previously reported as a reduction in unearned premium and unpaid losses and loss adjustment expenses, to assets on the consolidated balance sheet. The table below includes a reconciliation of net loss and loss adjustment expense reserves to amounts presented on the consolidated balance sheet after reclassifications related to the adoption of SFAS #113. The gross cumulative deficiency is presented for 1992 through 1995, the only years on the table for which the Company has restated amounts in accordance with SFAS #113.

Reinsurance

         A significant component of the Company's business strategy involves the structuring of reinsurance to reduce volatility in its business segments as well as to avoid large or catastrophic loss exposure. Reinsurance involves an insurance company transferring, or ceding, all or a portion of its exposure on insurance to a reinsurer. The reinsurer assumes the ceded exposure in return for a portion of the premium received by the insurance company. Reinsurance does not discharge the insurer from its obligations to its insured. If the reinsurer fails to meet its obligations, the ceding insurer remains liable to pay the insured loss, but the reinsurer is liable to the ceding insurer to the extent of the reinsured portion of any loss.

         The Company limits its exposure under individual policies by purchasing excess of loss and quota share reinsurance, as well as maintaining catastrophe reinsurance to protect against catastrophic occurrences where claims can arise under several policies from a single event, such as a hurricane, earthquake, wind storm, riot, tornado or other extraordinary event.

         The Company generally retains the first $500,000 of risk under its property and casualty lines, ceding the next $1,500,000 and $2,500,000, respectively, to reinsurers. On its complex liability and property exposures, the Company cedes losses in excess of $1,000,000 to its excess reinsurers and maintains a separate 80% quota share treaty on the first $1,000,000 of risk. To the extent that individual policies exceed reinsurance treaty limits, the Company purchases reinsurance on a facultative (specific policy) basis.

         The Company maintains catastrophe reinsurance for its casualty lines which provides coverages of $17 million in excess of $3 million of aggregate risk per occurrence, and for its property lines, which provides catastrophe coverage of 95% of $77.5 million in excess of $2.5 million per occurrence. The Company reviews the concentrations of property values in its property lines of business continually, and models possible losses from catastrophic events through computer simulations of different levels of storm activity, adjusting the required limit of the liability or the concentrations of property coverages as appropriate.

          In its workers' compensation line, the Company buys excess of loss protection on a statutory basis in excess of a $500,000 per occurrence retention.

         The Company reinsures its MPCI business with various federal reinsurance pools administered by the RMA. In 1996, the Company ceded to the RMA an aggregate of 35% of its gross MPCI premium. The Company's net exposure on MPCI business is further reduced by excess of loss reinsurance purchased from private carriers. This excess of loss reinsurance generally provides coverage for 95% of losses in excess of a $3,000,000 deductible after the Company's loss ratio reaches specified limits for each line of business, specifically 77% on crop hail and named peril business and 100% on MPCI business. Additionally 50% of the Company's crop hail business is reinsured through quota share agreements.

         At December 31, 1996, 93% of the Company's outstanding reinsurance recoverables were from domestic reinsurance companies or the federal government, 98% of which was from reinsurance companies rated A- (excellent) or better by A.M. Best or from the federal government. The balance was primarily placed with major international reinsurers.

Investments

         The Company's investment policy is to maximize the after-tax yield of the portfolio while emphasizing the stability and preservation of the Company's capital base. Further, the portfolio is invested in types of securities and in an aggregate duration which reflect the nature of the Company's liabilities and expected liquidity needs. The Company manages its portfolio internally. The Company's fixed maturity securities are classified as available-for-sale and carried at estimated fair value. The investment portfolio at December 31, 1996 and December 31, 1995, consisted of the following:




                                                                                 December 31, 1996     December 31, 1995
                                                                       Amortized   Estimated  Amortized  Estimated
         Type of Investment                                               Cost    Fair Value     Cost      Fair Value

Fixed maturity securities
  U.S. Treasury and government securities................................$86,359    $ 86,253   $ 51,022   $ 51,689
  States, municipalities and political
    subdivisions..........................................................93,293      94,607     69,433     71,194
  Other debt securities ..................................................34,581      34,309     27,484     28,197
  Mortgage-backed securities ............................................ 60,138      52,835     72,359     67,220
                                                                         -------     -------    -------    -------
       Total fixed maturity securities...................................274,371     268,004    220,298    218,300

  Common stocks ..........................................................17,112      20,873     15,211     17,929
  Preferred stocks .......................................................62,628      62,964     31,299     30,608
  Commercial mortgages ...................................................11,149      11,149     11,290     11,290
  Real estate .............................................................3,342       3,342      3,354      3,354
  Short-term investments(1) ............................................. 39,594      39,594     86,520     86,520
                                                                         -------     -------    -------    -------
       Total ...........................................................$408,196    $405,926   $367,972   $368,001
                                                                        ========    ========   ========   ========





---------------
(1) Due to the short-term nature of crop insurance, the Company must maintain short-term investments to fund amounts due to pay losses. Historically, these short-term funds are highest in the fall corresponding to the cash flow in the agricultural industry.


        The following table sets forth, as of December 31, 1996, the composition of the Company's fixed maturity securities portfolio by time to maturity:



                                    Estimated
         Maturity                                          Fair Value   Percent
         --------                                          ----------   -------
1 year or less ............................................$ 14,300       5.3%
More than 1 year through 5 years...........................  50,689      18.9%
More than 5 years through 10 years.........................  56,133      21.0%
More than 10 years.........................................  94,047      35.1%
Mortgage-backed securities.................................  52,835      19.7%
                                                            -------     ------
     Total ................................................$268,004     100.0%
                                                            =======     ======

                The Company's investment results for the periods indicated are set forth below:

                                      -------------------------
                                      1996     1995        1994
                                      -----    ----        ----
                                   (in thousands, except percentages)


Net investment income..............$ 26,491   $ 20,651   $ 13,276
Average investment
  portfolio(1)..................... 402,404    321,251    220,125
Pre-tax return on average
  investment portfolio............     6.6%       6.4%       6.0%
Net realized gains.................$  5,216   $  2,707    $   554



---------------
(1) Represents the average of the beginning and ending investment portfolio (excluding real estate) computed on a quarterly basis.

Regulation

        As a general rule, an insurance company must be licensed to transact insurance business in each jurisdiction in which it operates, and almost all significant operations of a licensed insurer are subject to regulatory scrutiny. Licensed insurance companies are generally known as "admitted" insurers. Most states provide a limited exemption from licensing for insurers issuing insurance coverages that generally are not available from admitted insurers. Their coverages are referred to as "surplus lines" insurance and these insurers as "surplus lines" or "non-admitted" companies.

        The Company's admitted insurance business is subject to comprehensive, detailed regulation throughout the United States, under statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. The primary purpose of such regulations and supervision is the protection of policyholders and claimants rather than stockholders or other investors. Depending on whether the insurance company is domiciled in the state and whether it is an admitted or non-admitted insurer, such authority may extend to such things as (i) periodic reporting of the insurer's financial condition;
(ii) periodic financial  examination;  (iii) approval of rates and policy forms;
(iv) loss reserve adequacy; (v) insurer solvency; (vi) the licensing of insurers and their agents; (vii) restrictions on the payment of dividends and other distributions; (viii) approval of changes in control; and (ix) the type and amount of permitted investments.

        The Company also is subject to laws governing insurance holding companies in Nebraska, Iowa, Arizona and Texas, where the Insurance Companies are domiciled. These laws, among other things, require the Company to file periodic information with state regulatory authorities including information concerning its capital structure, ownership, financial condition and general business operations; regulate certain transactions between the Company, its affiliates and the Insurance Companies, including the amount of dividends and other distributions and the terms of surplus notes; and restrict the ability of any one person to acquire certain levels of the Company's voting securities (generally 10%) without prior regulatory approval.

        Except for interest on surplus notes issued by the Insurance Companies, Acceptance is dependent for funds to pay its operating and other expenses upon dividends and other distributions from its subsidiaries, the payment of which are subject to review and authorization by state insurance regulatory authorities. The laws of such states generally restrict dividends from the Insurance Companies to Acceptance to certain statutorily approved limits. During 1997, the statutory limitation on dividends from the Insurance Companies to Acceptance without further Insurance Department approval is approximately $10.4 million.

        Other regulatory and business considerations may further limit the ability of the Insurance Companies to pay dividends. For example, the impact of dividends on surplus could affect an insurers' competitive position, the amount of premiums that it can write and its ability to pay future dividends. Further, the insurance laws and regulations of Nebraska, Iowa, Arizona and Texas require that the statutory surplus of an insurance company domiciled therein, following any dividend or distribution by such company, be reasonable in relation to its outstanding liabilities and adequate for its financial needs.

        While the non-insurance company subsidiaries are not subject directly to the dividend and other distribution limitations, insurance holding company regulations govern the amount which a subsidiary within the holding company system may charge any of the Insurance Companies for services (e.g., agents' commissions).

        The Company's MPCI program is federally-regulated and supported by the federal government by means of premium subsidies to farmers and expense reimbursement and federal reinsurance pools for private insurers. Consequently, the MPCI program is subject to oversight by the legislative and executive branches of the federal government, including the RMA. The MPCI program regulations prescribe premiums which may be charged and generally require compliance with federal guidelines with respect to underwriting, rating and claims administration. The Company is required to perform continuous internal audit procedures and is subject to audit by several federal government agencies.

        During the past several years, various regulatory and legislative bodies have adopted or proposed new laws or regulations to deal with the cyclical nature of the insurance industry, catastrophic events and insurance capacity and pricing. These regulations include (i) the creation of "market assistance plans" under which insurers are induced to provide certain coverages, (ii) restrictions on the ability of insurers to cancel certain policies in mid-term, (iii) advance notice requirements or limitations imposed for certain policy non-renewals and
(iv) limitations upon or decreases in rates permitted to be charged.

        The NAIC has approved and recommended that states adopt and implement several regulatory initiatives designed to be used by regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies and to decrease the risk of insolvency of insurance companies. These initiatives include the implementation of the Risk Based Capital ("RBC") standards for determining adequate levels of capital and surplus to support four areas of risk facing property and casualty insurers: (a) asset risk (default on fixed income assets and market decline), (b) credit risk (losses from unrecoverable reinsurance  and inability to collect agents'  balances and other  receivables),
(c) underwriting risk (premium pricing and reserve estimates), and (d) off-balance sheet/growth risk (excessive premium growth and unreported liabilities). At December 31, 1996 the Insurance Companies meet the RBC requirements as promulgated by the domiciliary states of the Insurance Companies and the NAIC.

        The eligibility of the Insurance Companies to write insurance on a surplus lines basis is dependent on their compliance with certain financial standards, including the maintenance of a requisite level of capital and surplus and the establishment of certain statutory deposits. State surplus lines laws typically: (i) require the insurance producer placing the business to show that he or she was unable to place the coverage with admitted insurers; (ii) establish minimum financial requirements for surplus lines insurers operating in the state; and (iii) require the insurance producer to obtain a special surplus lines license. In recent years, many jurisdictions have increased the minimum financial standards applicable to surplus lines eligibility.

        The Insurance Companies also may be required under the solvency or guaranty laws of most states in which they are licensed to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insolvent or rehabilitated insurance companies. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. Some state laws and regulations further require participation by the Insurance Companies in pools or funds to provide types of insurance coverages which they would not ordinarily accept.

Competition

        The property and casualty insurance business is highly competitive, with over 3,000 insurance companies in the United States, many of which have substantially greater financial and other resources, and may offer a broader variety of coverages than those offered by the Company. Beginning in the latter half of the 1980s, there has been severe price competition in the insurance industry which has resulted in a reduction in the volume of premiums written by the Company in some of its lines of businesses, because of its unwillingness to reduce prices to meet competition. The specialty property and casualty coverages underwritten by the Company may involve greater risks than more standard property and casualty lines. These risks may include a lack of predictability, and in some instances, the absence of a long-term, reliable historical data base upon which to estimate future losses.

Employees

       At March 24, 1997 the Company and its subsidiaries employed 18 salaried executives and 1,102 other personnel. Acceptance believes that relations with its employees are good.



                                   MANAGEMENT

        Set forth below is certain information concerning directors and certain executive officers of the Company. Each director holds office until the next annual meeting of stockholders and until his or her successor has been elected and qualified. The information concerning the directors has been furnished by them to the Company.

Directors and Executive Officers

        The Board of Directors of the Company is currently composed of nine members, each of whom serves for a term of one year. Executive officers are elected annually by the stockholders of the Company.

The following table sets forth information with respect to the directors and executive officers of the Company.


                                                                                                        Current
                                                                                                        Term as
Director/Executive                                                                    Director          Director
    Officer               Age (1)    Position                                          Since            Expires
------------------        -------    -----------------------------------               ------         -----------
Kenneth C. Coon               46     Chairman, Chief Executive Officer  &              1992               1998
                                     Director
John P. Nelson                56     President, Chief Operating Officer &              1993               1998
                                     Director
G. Thomas Bolton              51     Senior Vice President, Claims                     N/A                N/A
Greg D. Ewald                 43     Senior Vice President, Underwriting               N/A                N/A
William J. Gerber             39     Vice President, Investments and                   N/A                N/A
                                     Investor Relations
Richard C. Gibson             61     Vice President, The Redland Group,                N/A                N/A
                                     President of American Growers and
                                     Chief Executive Officer of American
                                     Agrisurance, Inc.
Robert W. Haney               55     Senior Vice President, Claims                     N/A                N/A
Peter A. Knolla               50     Assistant Secretary                               N/A                N/A
Georgia M. Mace               47     Treasurer & Chief Financial Officer               N/A                N/A
George P. Mang                66     Senior Vice President and Chief                   N/A                N/A
                                     Operating Officer of Phoenix Indemnity
Mark R. Shapland              38     Vice President & Chief Actuary                    N/A                N/A
Raymond N. Siebert            49     Vice President, Administration                    N/A                N/A
Bruce W. Slaughter            60     Senior Vice President, Redland                    N/A                N/A
                                     Insurance Company
Joseph G. Smith               42     Vice President, Budget, Audit &                   N/A                N/A
                                     Strategic Planning
Thomas D. Stamm               50     Senior Vice President                             N/A                N/A
John R. Svoboda               44     Vice President, Regulatory Affairs                N/A                N/A
Jay A. Bielfield              51     Director                                          1992               1998
Edward W. Elliot, Jr.         53     Director                                          1992               1998
Robert LeBuhn                 64     Director                                          1992               1998
Michael R. McCarthy           45     Director                                          1986               1998
R.L. Richards                 48     Director                                          1991               1998
David L. Treadwell            42     Director                                          1992               1998
Doug T. Valassis              44     Director                                          1992               1998

-----------------
(1)  At April 29, 1997

Biographical Information

        Directors  and  Executive   Officers  of  the  Company.   The  principal
occupation of each director and executive officer of the Company is set forth below.

        Kenneth C. Coon has been Chairman and Chief Executive Officer of the Company and has been a director of the Company since December 1992. He served as Interim Chief Executive Officer of the Company beginning in February 1992, and as Chairman and President from December 1992 until March 1994, whereupon he was elected Chairman and Chief Executive Officer. Mr. Coon has been President and Chief Executive Officer, and a director, of Acceptance Insurance Holdings Inc. since its formation and of each of its subsidiaries since their formation or acquisition; and, since August 1993 has served as a director of The Redland Group, Inc., and each of its subsidiaries, all of which are subsidiaries of the Company. Mr. Coon also serves as a director of Major Realty Corporation.

        John P. Nelson has been President and Chief Operating Officer of the Company since March 1994, and has been a director since August 1993. Mr. Nelson serves as either Chairman or President and a director of The Redland Group, Inc., and its insurance subsidiaries, all of which are subsidiaries of the Company. Since August 1993 he has served as a director of Acceptance Insurance Holdings Inc. and each of its subsidiaries.

        G. Thomas Bolton has been Senior Vice President, Claims since January 1996. Mr. Bolton came to Acceptance from Arthur Andersen LLP, where he was a Property and Casualty Claims Consultant. Prior to that time he was employed for 16 years by, and was the Eastern Territorial Claim Executive and Assistant Vice President for, the Home Insurance Group.

        Greg D. Ewald has been Senior Vice President of Underwriting of the Company since October 1993. Mr. Ewald has been Vice President of Underwriting for Acceptance Insurance Company and Acceptance Indemnity Insurance Company since April 1990. Prior thereto, Mr. Ewald was Vice President, Treaty Underwriting, at Underwriters Reinsurance Company.

        William J. Gerber has been Vice President, Investments and Investor Relations of the Company since December 1992, and of Acceptance Insurance Holdings Inc. since July 1, 1991. Beginning in August 1987, he was Director of Financial Reporting and Acquisitions for the Company. Prior thereto, he was a certified public accountant with Coopers & Lybrand.

        Richard C. Gibson has been Executive Vice President of The Redland Group, Inc., since August 1993, and effective January 1996, President of American Growers and Chairman and Chief Executive Officer of American Agrisurance, Inc., a wholly-owned marketing subsidiary of the Company. Mr. Gibson served as President of American Agrisurance, Inc., from its formation in November 1976 until January 1996. From 1973 through 1976, Mr. Gibson was Vice President and Marketing Manager of Blakley Crop Hail and prior to that time, from 1964 through 1973 Branch Manager of the Crop Division of the Insurance Company of North America.

        Robert W. Haney has been Senior Vice President of Claims of the Company since July 1993. For the prior 11 years, Mr. Haney was Assistant Vice President of Claims for Empire Fire & Marine Insurance Company.

        Peter A. Knolla has been Assistant Secretary of the Company since December of 1992. He has been Secretary of the majority of the Acceptance subsidiaries since July of 1991. Prior to that time he was associated with the Central National Insurance Group and Empire Fire and Marine Insurance Company for 15 years.

        Georgia M. Mace has been Treasurer and Chief Financial Officer of the Company since May 1992. Ms. Mace has been Treasurer and Chief Financial Officer of Acceptance Insurance Company since its formation and of each of the Acceptance subsidiaries since their formation or acquisition. She also has served as a director of Acceptance Insurance Company and Phoenix Indemnity Insurance Company since their formation. Ms. Mace formerly was Treasurer of Cornhusker Casualty, a division of Berkshire Hathaway.

        George P. Mang has been Senior Vice President and Chief Operating Officer of Phoenix Indemnity since April 1994. Mr. Mang served as Secretary of Phoenix Indemnity from its organization in 1988 until 1994. Prior to that time, Mr. Mang was Executive Vice President of Statewide Insurance for 25 years.

        Mark R. Shapland has been Vice President and Chief Actuary since August 1996. During the preceding six years, Mr. Shapland was an actuary with Zurich Insurance Company, and Vice President and Chief Actuary with Empire Fire &Marine Insurance Company.

        Raymond N.  Siebert has been Vice  President of  Administration  for the
Company since May 1995. Prior to that, Mr. Siebert was an Assistant Vice President for Systems and Operations for the Home Insurance Company. Mr. Siebert held various administrative and operations support positions at Home Insurance for 13 years. He also has held positions in a similar capacity for the IL. FAIR Plan, Chubb and Son, and Allstate Insurance co., dating back to 1975.

        Bruce W. Slaughter has been Senior Vice President of Redland Insurance Company since October of 1995. Prior to coming with Acceptance Insurance Companies in October of 1994, Mr. Slaughter was Executive Vice President of Home Insurance Company. Prior to that time he was Vice President with Chubb Insurance Group, having been with them for a period of 24 years.

        Joseph G. Smith has been Vice President of Budget, Audit and Strategic Planning since August 1993. Mr. Smith served as Vice President and Treasurer of Redland Insurance Company from September 1982 to October 1994. Prior to joining Redland, Mr. Smith worked as a certified public accountant with Ernst & Whinney for six years.

        Thomas D. Stamm has been Senior Vice President of Acceptance Insurance Company since October 1993. Prior to that time, Mr. Stamm was a founding officer and Senior Vice President of Underwriting for the Scottsdale Insurance Company. Prior to that time, Mr. Stamm was a Vice President of Underwriting for Great Southwest Fire Insurance Company for 10 years.

        John R. Svoboda has been Vice President of regulatory Affairs for the Company since July 1991. He has been with the Company since 1987. For the prior 13 years Mr. Svoboda was a Senior Examiner with the Nebraska Department of Insurance.

        Jay A. Bielfield has been a director of the Company since December 1992. Mr. Bielfield is an employee of Little Ceasar International, Inc. Mr. Bielfield is a director of Major realty Corporation.

        Edward W. Elliot, Jr. has been a director of the Company since December 1992. Mr. Elliot is Vice-Chairman and Chief Financial Officer of Franklin Enterprises, Inc., a private investment management firm located in Deerfield, Illinois. Mr. Elliot also serves as a director of Warehouse Club, Inc.

        Robert LeBuhn has been a director of the Company since December 1992. Mr. LeBuhn is a private investor. He was Chairman of Investor International (U.S.), Inc., an investment firm in New York, New York, until September `994. Mr. LeBuhn serves as a director of USAir Group, Inc., Cambrex Corp., New Jersey Steel, and Enzon, Inc.

        Michael R. McCarthy has been a director of the Company since December 1992. Mr. McCarthy has been Chairman and a director of McCarthy & Co., a firm engaged in the investment banking business in Omaha, Nebraska, since it was organized in 1986. He is also a director and Chairman of McCarthy Group, Inc., which is an investment and merchant banking firm and the parent of McCarthy & Co. Mr. McCarthy also serves as a director of Major Realty Corporation.

        R.L. Richards has been a director of the Company since January 1991. Mr. Richards serves as Managing Director of RDT Limited, a private investment company located in Dublin, Ohio. Prior to the organization of RDT Limited in December 1994, he served as President and director of its predecessor and has held various positions with that company since 1978.

        David L. Treadwell has been a director of the Company since December 1992. Mr. Treadwell has been director, Chairman and Chief Executive Officer of Major Realty since March 1992. Mr. Treadwell also is President of Heritage Network, Incorporated, which is responsible for a portfolio of investments, including operating businesses in automotive supply, newspaper publishing, real estate development and residential construction. Mr. Treadwell has also been Community Bank Director of Old Kent Bank, SE, since April 1992.

        Doug T. Valassis has been a director of the Company since December 1992. Mr. Valassis is President and Chief Operating Officer and a director of Franklin Enterprises, Inc., an investment management firm in Deerfield, Illinois. Mr. Valassis also serves as a director of Warehouse Club, Inc., and serves as a director and officer of Lindner Investments, Massachusetts Trust, a complex of six investment funds; Mr. Valassis serves as director for each of the six funds.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Doug T. Valassis, a director of the Company, is the son of George F. Valassis, a principal shareholder of the Company, and is President and Chief Operating Officer and a director of Franklin Enterprises, Inc. ("Franklin"). Franklin is a general partner of Valassis Enterprises, L.P., another principal shareholder of the Company. Edward W. Elliott, Jr., a director of the Company, is Vice Chairman and Chief Financial Officer and a director of Franklin. Messrs. Doug T. Valassis and Edward W. Elliott, Jr., are co-trustees of an irrevocable family trust ("Valassis Children's Trust") established by George F. Valassis. Under the terms of the governing trust instrument, at any time while Mr. Elliott is co-trustee, he may acquire any and all assets held in the trust by substituting other assets of equivalent value. Doug T. Valassis also is one-third beneficiaries of the Valassis Children's Trust, and beneficiary of another family trust established by George F. Valassis.

        During the fiscal year ended December 31, 1996, the Company employed McCarthy & Co., d/b/a/ Long View Capital Management, a wholly-owned subsidiary of McCarthy Group, Inc., to furnish investment advisory services to the Company and paid McCarthy & Co., approximately $298,000 for such services. Michael R. McCarthy, a director of the Company, is Chairman and the controlling shareholder of McCarthy Group, Inc. Effective March 15, 1996, McCarthy Group, Inc., acquired an aggregate of 726,301 shares of the Company's Common Stock from a group of unrelated shareholders in an exchange offer for shares of common stock of McCarthy Group, Inc.

        The Company beneficially owns 33.1% of the common stock of Major Realty Corporation ("Major Realty"). Messrs. Bielfiled, Coon, McCarthy & Treadwell are directors of both the Company and Major Realty. George F. Valassis, beneficial owner of approximately 13% of the Company's common stock, owns beneficially approximately 9.8% of the Major realty common stock. Mr. Valassis is the father of Doug T. Valassis, a director of the Company. In October 1995, the Company loaned $5,100,000 to Major Realty, collateralized by real estate, and bearing interest at prime plus 1.5%. In April 1997, the Company and Major Realty agreed to restate the loan into a new note, bearing interest at prime plus 2.5%; added to principal in the new note was accrued and unpaid interest of $386,584, bringing the new note amount to $5,450,728.

        The Company contracts with Redland & Associates, Inc. and its affiliates to administer health insurance benefits for its employees and to place property and casualty coverage on behalf of the Company whereby Redland & Associates receives commissions from the insurance providers, which totaled $237,000 in 1996. In addition, the Company pays commissions and fees to Redland & Associates in connection with insurance written and loss control activities, which totaled $186,000 in 1996. Redland & Associates reimburses the Company for an allocable share of certain office occupancy expenses, in the sum of $174,000 in 1996. John
P. Nelson, President and Chief Operating Officer, and a Director of the Company, is Chairman of the Board and a principal shareholder of Redland & Associates.

        By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.


                       DESCRIPTION OF PREFERRED SECURITIES

        Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trustees on behalf of the Issuer Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

General

        The Preferred Securities will be limited to $65,000,000 aggregate Liquidation Amount outstanding (which amount may be increased by up to $9,750,000 aggregate liquidation amount of Preferred Securities for exercise of the Underwriters' over-allotment option). See "Underwriting." The Preferred
Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

Distributions

        The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Preferred Security will be payable at the annual rate of % of the stated Liquidation Amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Preferred Securities at the close of business on the 15th day of March, June, September and December (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Preferred Securities will be cumulative. Distributions will accumulate from , 1997. The first Distribution Date for the Preferred Securities will be , 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

        So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of % per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable or exchangeable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

        The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

        The revenue of the Issuer Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Preferred Securities. See "Description of Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Preferred Securities. The payment of Distributions and other amounts payable on the Preferred Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

Redemption

        Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Preferred Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

        The Company has the right to redeem the Junior  Subordinated  Debentures
(i) on or after , 2002,  in whole at any time or in part from  time to time,  or
(ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event (as defined below). See "-- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Preferred Securities and Common Securities at the Redemption Price.

        "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

        "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

        "Liquidation Amount" means the stated amount of $25 per Trust Security.

        "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

        "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Preferred Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

Redemption Procedures

        Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

        If the Issuer Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. With respect to Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

        Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement, and may resell such securities.

        If less than all the Preferred Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, or if the Preferred Securities are then held in the form of a Global Preferred Security [(as defined below)], in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Preferred Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities

        Payment of Distributions on, and the Redemption Price of, and the Liquidation Distribution in respect of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

        In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the holders of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        The amount payable on the Preferred Securities in the event of any liquidation of the Issuer Trust is $25 per Preferred Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

        The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust.

        Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Preferred Securities in connection with the redemption of all the Trust Securities as described under "-- Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

        If  dissolution  of the Issuer  Trust occurs as described in clause (i),
(ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

        After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee and
(iii) any certificates representing the Preferred Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

        If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Preferred Securities.

        There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Events of Default; Notice

        Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

        (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

       (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust
             Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
             (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

        Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

        If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Preferred Securities as described above. See "-- Subordination of Common Securities," "-- Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures -- Debenture Events of Default."

Removal of Issuer Trustees; Appointment of Successors

        The holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Preferred Securities, the successor may be appointed by the holders of at least 25 % in Liquidation Amount of the outstanding Preferred Securities. If an Issuer Trustee resigns, such Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25 % in Liquidation Amount of the outstanding Preferred Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Preferred Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

        Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

        The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, if then rated, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

        Except as provided above and under "-- Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee --Amendments and
Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

        The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with
(i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the issuer Trust's not being taxable as a corporation for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

        So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

        Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Preferred Securities in the manner set forth in the Trust Agreement.

        No vote or consent of the holders of Preferred Securities will be required to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

        Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

        In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the issuer Trust might become subject. The foregoing obligations of the Company under the Junior Subordinated Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company has also agreed in the Junior Subordinated Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Book Entry, Delivery and Form

        The Preferred Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.

        Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the Preferred Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of Persons held through Participants). Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

        So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such global security for all purposes under the Junior Subordinated Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Preferred Securities under the Junior Subordinated Indenture. The Company understands that, under DTC's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Junior Subordinated Indenture, DTC would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the Preferred Securities are being redeemed, the Company understands that it is DTC's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.

        Distributions on the Preferred Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such Preferred Securities. None of the Company, the Issuer Trustees, the Administrators, any Paying Agent or any other agent of the Company or the Issuer Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of Distributions to Participants shall be the responsibility of DTC. DTC's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company, the Issuer Trustees, the Paying Agent or any other agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.

        DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Company or the Issuer Trustees. If DTC notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Preferred Securities in definitive form upon registration of transfer of, or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Preferred Securities represented by one or more global securities and, in such event, will issue Preferred Securities in definitive form in exchange for all of the global securities representing such Preferred Securities.

        DTC has advised the Company and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (such as the Underwriter), banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

Same-Day Settlement and Payment

        Settlement for the Preferred Securities will be made by the Underwriters in immediately available funds.

        Secondary trading in Preferred Securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

Payment and Paying Agency

        Payments in respect of the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Preferred Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

Registrar and Transfer Agent

        The Property Trustee will act as registrar and transfer agent for the Preferred Securities.

        Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

        The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

        For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

Miscellaneous

        The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

        Holders of the Preferred Securities have no preemptive or similar rights.

        The Issuer Trust may not borrow money, issue debt or mortgage or pledge any of its assets.

Governing Law

        The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.


                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

General

        Concurrently with the issuance of the Preferred Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest, accruing from , 1997, at the annual rate of % of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing , 1997, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the 15th day of March, June, September or December (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of %, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

        The Junior Subordinated Debentures will mature on , 2027, subject to the Maturity Adjustment (such date, as it may be shortened by the Maturity
Adjustment is referred to herein as the Stated Maturity). The Maturity Adjustment represents the right of the Company to shorten the maturity date once at any time to any date not earlier than , 2002. In the event the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it will give notice to the registered holders of the Junior Subordinated Debentures, the Debenture Trustee and the Issuer Trust of such shortening no less than 90 days prior to the effectiveness thereof. The Property Trustee must give notice to the holders of the Trust Securities of the shortening of the Stated Maturity at least 30 but not more than 60 days before such date.

        The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The Junior Subordinated Debentures will not be subject to a sinking fund. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

Option to Extend Interest Payment Period

        So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any such Extension Period the Company shall have the right to make partial payments of interest on any interest payment date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Preferred Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

        During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable or exchangeable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Redemption

        The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after ___________, 2002, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event (defined under "Description of Preferred Securities --Redemption"), at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Preferred Securities.

        The redemption price for Junior Subordinated Debentures is the outstanding principal amount of the Junior Subordinated Debentures plus accrued interest (including any Additional Interest or any Additional Sums) thereon to but excluding the date fixed for redemption.

Additional Sums

        The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums ("Additional Sums") on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Preferred Securities -- Redemption."

Registration, Denomination and Transfer

        The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Description of Preferred Securities -- Book Entry, Delivery and Form."

        Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

        Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of Preferred Securities -- Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

        Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

        Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Debenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

        In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

        Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Restrictions on Certain Payments; Certain Covenants of the Company

        The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable or exchangeable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Company has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

        The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Modification of Junior Subordinated Indenture

        From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (1) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures, (2) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures, (3) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect, (4) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form, (5) evidence or provide for the appointment of a successor Debenture Trustee, or (6) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or
(ii)  reduce  the  percentage  of  principal   amount  of  Junior   Subordinated
Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

        The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

        (i) failure to pay any interest on the Junior Subordinated Debentures when due and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at the Stated Maturity; or

        (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

        (iv) the Company consents to the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Company or all or substantially all its property.

        For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Preferred Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

        The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25 % in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25 % in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right.

        The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior
Subordinated Debenture affected thereby. See "-- Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

        If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

        If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Preferred Securities may institute a Direct Action against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder. The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

        The holders of the Preferred Securities are not able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Preferred Securities --Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

        The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

        The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

        The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

Subordination

        The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

        As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that Senior Indebtedness shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any indebtedness of the Company to any of its subsidiaries, (iv) indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Preferred Securities.

        In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

        In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

        The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Information Concerning the Debenture Trustee

        The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Debenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

Governing Law

        The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.


                            DESCRIPTION OF GUARANTEE

        The Guarantee will be executed and delivered by the Company concurrently with the issuance of Preferred Securities by the Issuer Trust for the benefit of the holders from time to time of the Preferred Securities. Bankers Trust Company will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

General

        The  Company  will  irrevocably  agree to pay in full on a  subordinated basis, to the extent set forth in the Guarantee and described herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on such Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, termination, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer Trust to pay such amounts to such holders.

        The Guarantee will be an irrevocable guarantee of payment on a subordinated basis of the Issuer Trust's obligations under the Preferred Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

        If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "-- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

        The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

        The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

        The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures.

Amendments and Assignment

        Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no consent will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Events of Default

        An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

        Any registered holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

        The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

        The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

        For information concerning the relationship between Bankers Trust Company, as Guarantee Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

Termination of the Guarantee

        The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable with respect to the Preferred Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

Governing Law

        The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


             RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
                    SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

        Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed, on a subordinated basis, by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of amounts payable with respect to the Preferred Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities held by such holder.

        The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

        As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Preferred Securities;
(iii) the Company will pay for any and all costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

        Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

        A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

        A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Preferred Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures -- Subordination."

Limited Purpose of Issuer Trust

        The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions or other amounts distributable with respect to the Preferred Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Preferred Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

        Except as otherwise stated, this summary deals only with the Preferred Securities held as a capital asset by a holder who or which (i) purchased the Preferred Securities upon original issuance (an "Initial Holder") at their original offering price and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Preferred Securities as a position in a "straddle," or as part of a "synthetic security," "hedging," as part of a "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Preferred Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Preferred Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Preferred Securities.

        A "US Holder" is a holder of the  Preferred  Securities  who or which is
(i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

        HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

US Holders

        Characterization of the Issuer Trust. In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures and each US Holder will be required to include in gross income all interest on (OID accrued) or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior Subordinated Debentures.

        Characterization of the Junior Subordinated Debentures. The Company and the Issuer Trust will agree to treat the Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Junior Subordinated Indenture (and other relevant documents) and based on certain assumptions and qualifications referenced in the opinion, the Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Company.

        Interest Income and Original Issue Discount. Under recently issued Treasury regulations (the "Regulations") applicable to all debt instruments that, like the Junior Subordinated Debentures, are issued on or after August 13, 1996, remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID, which determination depends in part on whether interest is "unconditionally payable" on the debt instrument. OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. The Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote. This conclusion is based on the Company's analysis, as of the date of issue of the Junior Subordinated Debentures, of various facts and circumstances deemed relevant to exercising such deferral option, including, among other things, the inability of the Company to declare dividends on its stock while interest on the Junior Subordinated Debentures is being deferred, and the likely impact of the non-payment of dividends upon the ratings of the Company's securities if the deferral option is exercised. Based upon this conclusion and in the absence of any specific definition of "remote" in the applicable income tax regulations, the Company intends to take the position that the Junior Subordinated Debentures do not include OID. As a consequence, holders of the Preferred Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

        Under the regulations, if the Company exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. A holder who disposes of the Preferred Securities during such a Deferral Period may suffer a loss because the market value of the Preferred Securities will likely fall if the Company exercises its option to defer payments of interest on the Junior Subordinated Debentures. Furthermore, the market value of the Preferred Securities may not reflect the accumulated distribution that will be paid at the end of the Deferral Period, and a holder who sells the Preferred Securities during the Deferral Period will not receive from the Company any cash related to the interest (OID) income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the Deferral Period).

        If the possibility of the Company's exercise of its option to defer payments of interest is not remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.

        The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service other than the preamble to the Treasury Decision that issued the new regulations, which added the concept of "remote contingencies" to existing definitions used to determine whether interest payable under a debt instrument is "unconditionally payable." The new regulations could be viewed as a favorable reversal of the Internal Revenue Service's previous position, as expressed in a 1995 Revenue Ruling that has not been withdrawn. It is possible that the IRS could take a position contrary to the interpretation herein.

        Characterization of Income. Because the income underlying the Preferred Securities will not be characterized as dividends for income tax purposes, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Preferred Securities.

        Market Discount and Bond Premium. Holders of the Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes).

        Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust. Under certain circumstances described herein (See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution"), the Issuer Trust may distribute the Junior Subordinated Debentures to holders in exchange for the Preferred Securities and in liquidation of the Issuer Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Preferred Securities. For United States federal income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Preferred Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to both the Issuer Trust and US Holders of the Preferred Securities for United States federal income tax purposes.

        Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Preferred Securities for cash. See "--Sales of Preferred Securities" below.

        Sales of Preferred Securities. A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. To the extent of any accrued but unpaid interest the amount realized on the sale of such Preferred Securities will be treated as ordinary income. Assuming the Company does not defer interest on the Junior Subordinated Debentures by extending the interest payment period, a holder's adjusted tax basis in the Preferred Securities generally will equal its initial purchase price. Subject to the market discount rules described above and the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

        The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. If the Company exercises its right to defer payments of interest, the Junior Subordinated Debentures will become OID instruments and a holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income, accrued and unpaid interest on the Junior Subordinated Debentures through the date of disposition, and to add such amount to such holder's adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to the Company's election to defer.

Proposed Tax Law Changes

        On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. One Tax Proposal therein would generally deny corporate issuers a deduction for interest related to certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder of some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. As currently drafted, the Tax Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action which could occur prior to the issuance of the Junior Subordinated Debentures. It is possible that the Tax Proposal as enacted into law may contain transition rules for transactions which are currently underway, such as transactions involving the offering of securities with respect to which a filing with the Securities and Exchange Commission has been made. If the Tax Proposal is enacted into law with such a transition rule, the Tax Proposal would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the Tax Proposal, if enacted, will be enacted as currently drafted or will include such a transitional rule or that other legislation enacted after the date hereof will not adversely affect the tax treatment of the Junior Subordinated Debentures or cause a Tax Event, resulting in the distribution of the Junior Subordinated Debentures to holders of Preferred Securities. See "Description of Preferred Securities -- Redemption."

Non-US Holders

        The following discussion applies to a Non-US Holder.

        Payments to a holder of a Preferred Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Preferred Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Preferred Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

        As discussed above (see "--Proposed Tax Law Changes"), changes in legislation affecting the income tax consequences of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30 % income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

        A Non-US Holder of a Preferred Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Preferred Security.

        A Non-US Holder which holds the Preferred Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

Information Reporting

        In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Preferred Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Preferred Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "-- Backup Withholding." Taxable income on the Preferred Securities for a calendar year should be reported to US Holders on the appropriate forms (Forms 1099) by the following January 31st.

Backup Withholding

        Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

        The preceding discussion is only a summary and does not address the consequences to a particular holder of the purchase, ownership and disposition of the Preferred Securities. Potential holders of the Preferred Securities are urged to contact their own tax advisors to determine their particular tax consequences.


                          CERTAIN ERISA CONSIDERATIONS

        The Company and certain affiliates of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" within the meaning of Section 4975 of the Code with respect to certain employee benefit plans ("Plans") that are subject to ERISA. The purchase of the Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975(e)(I) of the Code and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Preferred Securities should consult with its counsel.

                                  UNDERWRITING

               Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") dated , 1997, among the Company, the Issuer Trust and the underwriters named therein (the "Underwriters"), the Issuer Trust has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Issuer Trust, the following respective aggregate Liquidation Amount of Preferred Securities at the public offering price less the underwriting discounts and commissions set forth on the cover page of this
Prospectus:

                Underwriter:                          Liquidation Amount of
                ------------                          ---------------------
                              Preferred Securities:
                                                      ---------------------

                Advest, Inc.                          $

                                                      -----------
                Total ..........................      $65,000,000
                                                      ===========


        The  Underwriting   Agreement  provides  that  the  obligations  of  the
Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Preferred Securities offered hereby if any of such Preferred Securities are purchased.

        The Company has been advised by the Underwriters that the Underwriters propose to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per Preferred Security to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the Underwriters.

        The Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to an additional $9,750,000 aggregate Liquidation Amount of the Preferred Securities at the public offering price. To the extent that the Underwriters exercise such option, the Company will be obligated, pursuant to the option, to sell such Preferred Securities to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Preferred Securities offered hereby. If purchased, the Underwriters will offer such additional Preferred Securities on the same terms as those on which the $65,000,000 aggregate Liquidation Amount of the Preferred Securities are being offered.

        In connection with the offering of the Preferred Securities, the Underwriters and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include over-allotment transactions in which the Underwriters create a short position for their own account by selling more Preferred Securities than they are committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriters may exercise the over-allotment option described above or may purchase Preferred Securities in the open market following completion of the initial offering of the Preferred Securities. The Underwriters also may engage in stabilizing transactions in which they bid for, and purchase, shares of the Preferred Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. The Underwriters also may reclaim any selling concessions allowed to an Underwriter or dealer if the Underwriters repurchase shares distributed by that Underwriter or dealer. Any of the foregoing transactions may result in the maintenance of a price for the Preferred Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. The Underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

        In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriter's arranging the investment therein of such proceeds an amount of $ per Preferred Security (or $ ($ if the over-allotment option is exercised in full) in the aggregate).

        Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

        The Preferred Securities are a new issue of securities with no established trading market. The Company and the Issuer Trust have been advised by the Underwriters that they intend to make a market in the Preferred Securities. However, the Underwriters are not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of each of the Underwriters. Application will be made by the Company to list the Preferred Securities on the New York Stock Exchange. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.

        The Company and the Issuer Trust have each agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

        The Underwriters may in the future perform various services to the Company, including investment banking services, for which it has or may receive customary fees for such services.

                             VALIDITY OF SECURITIES

        The validity of the Guarantee and the Junior Subordinated Debentures and certain tax matters will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York, and certain legal matters will be passed upon for the Underwriters by Arnold & Porter, Washington, D.C. and New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Issuer Trust. LeBoeuf, Lamb, Greene & MacRae, L.L.P. and Arnold & Porter will rely as to certain matters of Nebraska law on the opinion of Crosby, Guenzel, Davis, Kessner & Kuester, Lincoln, Nebraska, and will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger.


                                     EXPERTS

        The consolidated financial statements and the related financial statement schedules of the Company incorporated by reference in its Annual Report on Form 10-K for year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon incorporated by reference or set forth therein and incorporated herein by reference such consoldiated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority fo such firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

        The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") with respect to the Preferred Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed as a part thereof, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement, including the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. The Registration Statement, including the exhibit and schedules filed as a part thereof, may be inspected without charge at the public reference facilities maintained by the Commission as set forth in the preceding paragraph. Copies of these documents may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

        No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "AICI Capital Trust," "Description of Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The  following  documents  have been filed by the Company  (File No. 1 -
7461) with the Commission pursuant to the Exchange Act, and are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

        3. The Company's Current Reports on Form 8-K dated May 15, 1997.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

        The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to William J. Gerber, Vice President, Acceptance Insurance Companies, Inc., 222 S. 15th Street, Suite 600 North, Omaha, Nebraska 68102, or by telephone at (402) 344-8800 or facsimile at (402) 345-9190.



                      GLOSSARY OF SELECTED INSURANCE TERMS


Admitted Insurer..............       An insurance company licensed by a state regulatory authority to transact insurance business in that state.  An admitted insurer is subject to the rules and regulations of each state in which it is licensed governing virtually all aspects of its insurance operations and financial condition.  A non-admitted insurer, also known as an excess and surplus lines insurer, is not licensed to transact insurance business in a given state but may be permitted to write certain business in that state in accordance with the provisions of excess and surplus lines insurance laws which generally involve less rate, form and operational regulation.

Buy-up Coverage...............       Multi-Peril Crop Insurance policy providing coverage in excess of that provided by CAT Coverage.  Buy-up Coverage is offered only through private insurers.

CAT Coverage (CAT)............       The minimum available level of Multi-Peril Crop Insurance, providing coverage for 50% of a farmer's historical yield for eligible crops at
                                     60% of the price per unit for such crop set by the FCIC.  This coverage is offered through private insurers and USDA field offices.

Case Reserve..................       The estimated liability for loss established by a claims examiner for a reported claim.

Combined Ratio................       The sum of the expense ratio and the loss ratio determined in accordance with GAAP or SAP.

Crop Revenue Coverage (CRC)...       An extension of the MPCI program that insures a producer of crops with varying levels of protection against loss of revenues caused by changes in crop prices, low yields, or a combination of the two.

Crop Year.....................       For MPCI, a crop year commences on July 1 and ends on June 30.  For crop hail insurance, the crop year is the calendar year.

Direct Written Premiums.......       Total premiums collected in respect of policies issued by an insurer during a given period without any reduction for premiums ceded to reinsurers.

Excess and Surplus
  Lines Insurance.............       The business of insuring risks for which insurance is generally unavailable from admitted insurers in whole or in part.  Such business is placed by the broker or agent with nonadmitted insurers in accordance with the excess and surplus lines provisions of state insurance laws.

Excess of Loss Reinsurance........   A form of reinsurance in which the reinsurer, subject to a specified limit, agrees to indemnify the ceding company for the amount of each loss, on a defined class of business, that exceeds a specified retention.

Expense Ratio.....................   Under statutory accounting, the ratio of underwriting expenses to net premiums written.  Under GAAP accounting, the ratio of underwriting expenses to net premiums earned.

Federal Crop Insurance Corporation
   (FCIC)..........................  A wholly-owned federal government corporation within the
                                     Farm Services Agency.
Generally Accepted Accounting
   Principles (GAAP)...............  Accounting practices as set forth in opinions and pronouncements of the Accounting Principles Board of American
                                     Institute of Certified  Public  Accountants
                                     and  statements and  pronouncements  of the
                                     Financial  Accounting  Standards  Board and
                                     which are  applicable in the  circumstances
                                     as of the date in question.

Gross Written Premiums.............  Direct written premiums plus premiums collected in respect of policies assumed, in whole or in part, from other insurance carriers.

Incurred But Not Reported (IBNR)
  Reserves.........................  The liability for future payments on losses which have already occurred but have not yet been reported to the insurer.  IBNR reserves include LAE (as hereinafter defined) related to such losses and may also provide for future adverse loss development on reported claims.

Insurance Regulatory Information
   System (IRIS).................... A system of ratio analysis developed by the NAIC primarily intended to assist state insurance departments in executing their statutory mandates to oversee the financial condition of insurance companies.

Loss                                 Adjustment  Expenses  (LAE)......  Expenses
                                     incurred  in  the   settlement  of  claims,
                                     including  outside   adjustment   expenses,
                                     legal  fees  and  internal   administrative
                                     costs associated with the claims adjustment
                                     process, but not including general overhead
                                     expenses.

Loss Ratio.......................... The ratio of losses and LAE incurred to premiums earned.

Loss Reserves....................... Liabilities established by insurers to reflect the estimated ultimate cost of claim payments as of a given date.

MPCI Imputed Premium................ For purposes of the profit/loss sharing arrangement with the federal government, the amount of premiums credited to the Company for all
                                     CAT Coverages it sells, as such amount is determined by formula.

MPCI Premium........................ For purposes of the profit/loss sharing arrangement with the federal government, the amount of premiums credited to the Company for all
                                     Buy-up Coverages paid by farmers, plus the amount of any related federal premium subsidies.

MPCI Retention...................... The aggregate amount of MPCI Premium and MPCI Imputed Premium on which the Company retains risk after allocating farms to the three federal reinsurance pools.

Multi-Peril                          Crop      Insurance       (MPCI)...       A
                                     federally-regulated     subsidized     crop
                                     insurance  program  that insures a producer
                                     of crops with varying  levels of protection
                                     against  loss of yield  from  substantially
                                     all natural perils to growing crops.

NAIC................................ The National Association of Insurance Commissioners.

Net Earned Premiums................. The portion of net written premiums applicable to the expired period of policies and, accordingly, recognized as income during a given period.

Net Written Premiums................ Total premiums for insurance written (less any return premiums)
                                     during a given period, reduced by premiums ceded in respect to liability reinsured by other carriers.

Policyholders'                       or Statutory  Surplus.  As determined under
                                     SAP  (hereinafter  defined),  the excess of
                                     total    admitted    assets    over   total
                                     liabilities.

Price Election...................... The maximum per unit commodity price by crop to be used in computing
                                     MPCI Premiums, which is set each year by the FCIC.

Quota Share Reinsurance............. A form of reinsurance whereby the reinsurer agrees to indemnify the cedent for a stated percentage of each loss, subject to a specified limit the cedent pays, on a defined class of business.

Reinsurance..........................The practice  whereby a company  called the
                                     "reinsurer"  assumes,  for a  share  of the
                                     premium,  all or part of a risk  originally
                                     undertaken  by another  insurer  called the
                                     "ceding"  company or "cedent."  Reinsurance
                                     may be affected  by  "treaty"  reinsurance,
                                     where  a  standing  agreement  between  the
                                     ceding     and     reinsuring     companies
                                     automatically covers all risks of a defined
                                     category,    amount   and   type,   or   by
                                     "facultative" reinsurance where reinsurance
                                     is    negotiated    and   accepted   on   a
                                     risk-by-risk basis.

Retention............................The amount of liability, premiums or losses which an insurance company keeps for its own account after application of reinsurance.

Risk-based Capital (RBC)
   Requirements......................Capital requirements for property and casualty insurance companies adopted by the NAIC to assess minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations.

Risk                                 Management Agency (RMA).........A  division
                                     of   the   United   State   Department   of
                                     Agriculture  ("USDA") which, along with the
                                     Federal Crop Insurance Corporation ("FCIC")
                                     administers  and provides  reinsurance  for
                                     the   federally-regulated   MPCI   and  CRC
                                     programs.

Stop Loss Reinsurance................A  form  of   reinsurance,   similar   to
                                     Excess  of  Loss Reinsurance,  whereby the
                                     primary insurer caps its loss on a
                                     particular risk by purchasing  reinsurance
                                     in excess of such cap.

Statutory Accounting                 Accounting practices which consist of
  Principles (SAP)...................recording transactions and preparing financial statements in accordance with the
                                     rules and procedures prescribed or
                                     permitted by state regulatory authorities.
                                     Statutory accounting emphasizes  solvency
                                     rather than  matching revenues and expenses
                                     during an accounting period.


================================================================================

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the infor mation contained herein is correct as of any date subsequent to the date hereof.

                                ----------------


                                TABLE OF CONTENTS


                                      Page
Forward Looking Statements                                           2
Prospectus Summary                                                   3
Selected Consolidated Financial Data                                 8
Risk Factors                                                        10
AICI Capital Trust                                                  18
Use of Proceeds                                                     19
Capitalization                                                      20
Accounting Treatment                                                20
Management's Discussion and Analysis of Financial
 Condition and Results of Operations                                21
Business                                                            29
Management                                                          39
Certain Relationships and Related Transactions                      42
Description of Preferred Securities                                 43
Description of Junior Subordinated Debentures                       52
Description of Guarantee                                            59
Relationship Among the Preferred Securities, the
 Junior Subordinated Debentures and the Guarantee                   61
Certain Federal Income Tax Consequences                             63
Certain ERISA Considerations                                        66
Underwriting                                                        67
Validity of Securities                                              69
Experts                                                             69
Available Information                                               69
Incorporation of Certain Documents by Reference                     70
Glossary of Selected Insurance terms                                71


                                ----------------



     Until , 1997 (25 days after the commencement of the offering), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                   $65,000,000



                               AICI CAPITAL TRUST




                             % Preferred Securities
                           (Liquidation Amount $25 per
                               Preferred Security)
                            guaranteed, as described
                                   herein, by


                              ACCEPTANCE INSURANCE
                                 COMPANIES INC.




                               ------------------

                                   PROSPECTUS
                               ------------------





                                  ADVEST, INC.





                                     , 1997


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses in connection with the distribution of the Preferred Securities are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated. The expenses set forth below will be borne by the Company. The Selling Stockholder will pay all discounts, concessions or commissions to underwriters, agents, brokers or dealers and all transfer or other taxes on the sale of the Shares.


 Securities and Exchange Commission registration fee         $ 22,652
 Listing fee                                                    *
 Trustee's fees and expenses                                    *
 Legal fees and expenses                                        *
 Accountants' fees and expenses                                 *
 Printing and engraving expenses                                *
 Rating agencies' fees                                          *
 Blue Sky fees and expenses                                     *
 Miscellaneous                                                  *

  Total                                                         *



--------------
*To be filed by amendment.


Item 15. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 16. Exhibits

    Exhibit
      No.                           Description

     1.1   Underwriting Agreement*

     4.1 Restated and Amended Certificate of Incorporation of Acceptance Insurance Companies Inc. (Exhibit 3.1 to Acceptance Insurance Companies Inc.'s March 31, 1997 10-Q)

     4.2   Restated By-laws of Acceptance  Insurance Companies Inc. (Exhibit
           3.2 to Acceptance Insurance Companies Inc.'s March 31, 1997 10-Q)

     4.3   Form of Preferred Security*

     4.4   Form  of  Guarantee   Agreement  Between   Acceptance   Insurance
           Companies Inc. and Bankers Trust Company

     4.5   Form  of  Junior   Subordinated   Indenture  Between   Acceptance
           Insurance Companies Inc. and Bankers Trust Company

     4.6   Certificate of Trust of AICI Capital Trust

     4.7   Declaration of Trust of AICI Capital Trust*

     4.8 Form of Amended and Restated Trust Agreement among Acceptance Insurance Companies Inc., Bankers Trust Company and Bankers Trust (Delaware)

     5.l   Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.*

     5.2   Opinion of Richards, Layton & Finger*

     8.1   Tax Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.*

     10.1 Intercompany Federal Income Tax Allocation Agreement between Acceptance Insurance Holdings Inc. and its subsidiaries and Registrant dated April 12, 1990, and related agreements (Exhibit
           10.2 to Acceptance  Insurance  Companies Inc.'s December 31, 1996
           10-K)

     10.2 Employment Agreement dated February 19, 1990 between Acceptance Insurance Holdings Inc., Registrant and Kenneth C. Coon (Exhibit
           10.3 to Acceptance  Insurance  Companies Inc.'s December 31, 1996
           10-K)

     10.3  Employment   Agreement  dated  July  2,  1993,   between  Redland
           Insurance Group, Inc., and John P. Nelson (Exhibit 10.4 to Acceptance Insurance Companies Inc.'s December 31, 1996 10-K)

     10.4 Employment Agreement dated July 2, 1993 between Redland Insurance Group, Inc., and Richard C. Gibson (Exhibit 10.5 to Acceptance Insurance Companies Inc.'s December 31, 1996 10-K)

     10.5 $90,000,000 Credit Agreement By and Among the Registrant, NBD Bank, N.A., First National Bank of Omaha, FirsTier Bank, N.A., Comerica Bank, First Interstate Bank of Arizona and NBD Bank, N.A., As Agent, dated as of July 26, 1995 (Exhibit 10.6 to Acceptance Insurance Companies Inc.'s December 31, 1996 10-K)

     10.6 Employment Agreement dated July 2, 1993 between Registrant and Richard C. Gibson (Exhibit 10.7 to Acceptance Insurance Companies Inc.'s December 31, 1996 10-K)

     10.7 Warrants to purchase a total of 389,507 shares of common stock ($.10 par value) of the Registrant dated April 10, 1992, issued by the Registrant to the various purchasers of the Floating Rate Secured Subordinated Notes, due 1993, Series A and B (Exhibit 10.8 to Acceptance Insurance Companies Inc.'s December 31, 1996 10-K)

     12.1 Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends*

     23.1  Independent Auditors' Consent -- Deloitte & Touche LLP

     23.2  Consent of LeBoeuf,  Lamb,  Greene & MacRae,  L.L.P  (included in
           Exhibit 5.1)*

     23.3  Consent of Richards, Layton & Finger*

     24.1  Powers of Attorney (included on signature pages of this filing)

     25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company as Trustee under the Junior Subordinated Indenture

     25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company as Trustee of the Preferred Securities of AICI Capital Trust (included in Exhibit 25.1)

     25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company as Trustee of the Preferred Securities Guarantee of Acceptance Insurance Companies Inc. for the benefit of holders of Preferred Securities of AICI Capital Trust (included in Exhibit 25.1)


--------------
*To be filed by amendment.

Item 17. Undertakings

     A. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C. The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AICI Capital Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha and State of Nebraska on June 6, 1997.


AICI CAPITAL TRUST


By:   /s/ William J. Gerber
          William J. Gerber, Administrator


By:   /s/ Kenneth C.Coon
          Kenneth C.Coon, Administrator


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on June __, 1997.

ACCEPTANCE INSURANCE COMPANIES INC.


By:   /s/ Kenneth C. Coon
          Kenneth C. Coon
          Chairman and Chief Executive Officer


By:   /s/ Georgia M. Mace
          Georgia M. Mace
          Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth C. Coon and Georgia M. Mace, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933 for the same offering covered by this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated as of June 6, 1997.

Signature                                                 Title

/s/ Kenneth C.Coon
    Kenneth C. Coon              Chairman, Chief Executive Officer and Director

/s/ John P. Nelson
    John P. Nelson               President, Chief Operating Officer and Director

/s/ Georgia M. Mace
    Georgia M. Mace              Treasurer and Chief Financial Officer

/s/ Jay A. Bielfield
    Jay A. Bielfield             Director

/s/ Edward W. Elliott, Jr.
    Edward W. Elliott, Jr.       Director

/s/ Robert LeBuhn
    Robert LeBuhn                Director

/s/ Michael R. McCarthy
    Michael R. McCarthy          Director

/s/ R. L. Richards
    R. L. Richards               Director

/s/ David L. Treadwell
    David L. Treadwell           Director

/s/ Doug T. Valassis             Director
    Doug T. Valassis